Exhibit 10.1
EXECUTION VERSION
FIRST AMENDMENT TO CREDIT AGREEMENT
This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of May 4, 2023 (this “Amendment”), is entered into among NORFOLK SOUTHERN CORPORATION (the “Borrower”), the Lenders party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (together with any successor Administrative Agent, in such capacity, the “Administrative Agent”).
RECITALS
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of March 27, 2020, (as amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Agreement”; the Existing Agreement as amended hereby, the “Credit Agreement”);
WHEREAS, certain loans or other extensions of credit under the Existing Agreement bear or are permitted to bear interest, or incur or are permitted to incur fees, commissions or other amounts, based on the London Interbank Offered Rate in accordance with the terms of the Existing Agreement; and
WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed to amend the Existing Agreement to implement Adjusted Term SOFR (as defined in the attached Annex A) as a Benchmark Replacement for the London Interbank Offered Rate and to make certain other amendments to the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following shall be effective:
ARTICLE I
AMENDMENT
1.1Notwithstanding anything to the contrary contained in the Existing Agreement, the Existing Agreement and the Schedules thereto are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: double underlined text) as set forth on Annex A attached hereto on and as of the Effective Date.
1.2To the extent that the Existing Agreement requires the Administrative Agent to provide notice to the Borrower, any Lender or any other Person party to the Existing Agreement of (i) a Benchmark Transition Event (or other analogous or similar event) or an Early Opt-in Election (or other analogous or similar election) with respect to the London Interbank Offered Rate, (ii) a Benchmark Replacement Date (or other analogous or similar date), (iii) the implementation of Adjusted Term SOFR as a Benchmark Replacement (or other analogous or similar term) or (iv) any Benchmark Replacement Conforming Changes (or other similar conforming changes) in connection with the adoption and implementation of Adjusted Term SOFR or the use and administration thereof, this Amendment shall constitute such notice.

15968212v3 24740.00073

ARTICLE II
DEFINITIONS
1.1Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement as set forth on Annex A attached hereto.
ARTICLE III
CONDITIONS TO EFFECTIVENESS
1.1This Amendment shall become effective as of May 4, 2023 (the “Effective Date”) if, and only if, the following conditions precedent shall have been satisfied:
(a)Amendment. The Administrative Agent shall have received this Amendment executed and delivered by a duly authorized officer of the Borrower and Lenders comprising the Required Lenders.
(b)Representations and Warranties. The representations and warranties made pursuant to Article IV of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date.
(c)Expenses. The Borrower shall have paid all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and each other document contemplated hereby (including, without limitation, the reasonable fees and expenses of counsel).
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
1.1In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders on and as of the Effective Date that:
(a)Existence, Qualification and Power. The Borrower (i) is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority and all requisite governmental licenses, authorizations, consents and approvals to execute and deliver this Amendment and perform its obligations under this Amendment and the Credit Agreement as amended hereby (each an “Amended Document”) to which it is a party, and (iii) is duly qualified and is licensed and, as applicable, in good standing under the laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except, in the case referred to in clause (iii) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)Authorization; No Contravention. The execution and delivery by the Borrower of this Amendment and performance by the Borrower of this Amendment and each other Amended Document to which it is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of its certificate or articles of incorporation or organization or other applicable constitutive documents, (ii) conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any agreement under which Debt may be incurred or any other material agreement or instrument binding upon the Borrower or any of its Consolidated Subsidiaries
    2

(excluding any contravention or default of any material agreement or instrument as could not reasonably be expected to result in a Material Adverse Change) or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which the Borrower or any subsidiary thereof or its property is subject or (iii) violate any law.
(c)Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Amendment or any other Amended Document, except for such approvals, consents, exemptions, authorizations, actions or notices that have been duly obtained, taken or made and are in full force and effect, or such filings, which if not made, would not have any effect on the validity or enforceability of this Amendment or any other Amended Document to which the Borrower is a party or the obligations of the Borrower hereunder or thereunder.
(d)Execution and Delivery; Binding Effect. This Amendment has been, and each other Amended Document, when delivered, will have been, duly executed and delivered by the Borrower. This Amendment constitutes, and each other Amended Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower party hereto or thereto, as applicable, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
(e)Incorporation of Representations and Warranties. The representations and warranties of the Borrower set forth in the Existing Agreement are true and correct in all material respects (or, in the case of any such representation or warranty already qualified by materiality, in all respects) on and as of the Effective Date (or, in the case of any such representation or warranty expressly stated to have been made as of a specific date, as of such specific date).
(f)Representation by Independent Counsel. The Borrower (i) has been represented by independent legal counsel of its choice (or has had the opportunity to consult with independent legal counsel of its choice) in connection with this Amendment, (ii) has reviewed this Amendment and understands the agreements contained herein and their impact on the terms of the Existing Agreement and the Borrower’s rights and obligations thereunder and (iii) has knowingly and voluntarily agreed to execute and deliver this Amendment without duress.
ARTICLE V
EXPENSES
1.1The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution, and delivery of this Amendment and each other document contemplated hereby (including, without limitation, the reasonable fees and expenses of counsel).
ARTICLE VI
MISCELLANEOUS
1.1Survival. Except as expressly provided in this Amendment, all of the terms, provisions, covenants, agreements, representations and warranties and conditions of the Existing Agreement shall be and remain in full force and effect as written, unmodified hereby and are hereby ratified by the Borrower. In the event of any conflict between the terms, provisions,
    3

covenants, representations and warranties and conditions of this Amendment, on the one hand, and the Existing Agreement, on the other hand, this Amendment shall control.
1.2Further Assurances. The Borrower agrees to execute such other documents, instruments and agreements and take such further actions reasonably requested by the Administrative Agent to effectuate the provisions of this Amendment.
1.3Severability. Any term or provision of this Amendment that is invalid, illegal or unenforceable in any jurisdiction shall, solely as to that jurisdiction, be ineffective solely to the extent of such invalidity, illegality or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Amendment or affecting the validity, legality or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.
1.4Governing Law. This Amendment and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Amendment and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the jurisdiction that governs the Existing Agreement in accordance with the terms thereof.
1.5Entire Agreement. This Amendment and the Existing Agreement (as amended hereby) constitute the entire agreement among the parties to the Existing Agreement with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and verbal, among such parties or any of them with respect to the subject matter hereof. Any exhibits or annexes attached hereto are hereby incorporated herein by reference and made a part hereof.
1.6Binding Effect, Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the parties to the Existing Agreement and their respective heirs, executors, administrators, successors, legal representatives and assigns, and no other party shall derive any rights or benefits herefrom.
1.7Construction. This Amendment shall be construed without regard to any presumption or other rule requiring construction against the party drafting this Amendment.
1.8Notices. All notices relating to this Amendment shall be delivered in the manner and subject to the provisions set forth in the Existing Agreement.
1.9Counterparts; Effectiveness; Electronic Execution. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single agreement. Except as provided in Article III, this Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (e.g., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” and words of like import in this Amendment shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State
    4

Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
1.10Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.
1.11Reference to and Effect on the Existing Agreement. On and after the Effective Date, each reference in any loan document to the Existing Agreement, “thereunder”, “thereof” or words of like import referring to the Existing Agreement shall mean and be a reference to the Existing Agreement as amended by this Amendment. Except as specifically amended by this Amendment, the Existing Agreement shall remain in full force and effect (with the same priority, as applicable) and are hereby ratified and confirmed and this Amendment shall not be considered a novation. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender or any other party under, the Credit Agreement.
[Signature Pages to Follow]
    5

IN WITNESS WHEREOF the parties hereto have caused this First Amendment to Credit Agreement to be duly executed as of the date first written above.
BORROWER:

NORFOLK SOUTHERN CORPORATION
By: /s/ Christopher R. Neikirk
Name: Christopher R. Neikirk
Title: Vice President & Treasurer

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

AGENT AND LENDERS: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent and as a Lender

By: /s/ Mylissa Merten Name: Mylissa Merten Title: Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

CITIBANK, N.A., as a Lender

By: /s/ Kevin Clark
Name:    Kevin Clark
Title:    Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

BANK OF AMERICA, N.A., as
Syndication Agent and as a Lender
By: /s/ Adrian Plummer
Name:    Adrian Plummer
Title:    Director

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

GOLDMAN SACHS BANK USA, as a Lender
By: /s/ Keshia Leday
Name:    Keshia Leday
Title:    Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

MORGAN STANLEY BANK, N.A., as a Lender
By: /s/ Daniel Lee
Name:    Daniel Lee
Title:    Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender
By: /s/ Eric M. Herm
Name:    Eric M. Herm
Title:    Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender
By: /s/ William Panagis
Name:    William Panagis
Title:    Duly Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Carson Korn
Name:    Carson Korn
Title:    Officer

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender
By: /s/ Wolfgang Arbaczewski
Name:    Wolfgang Arbaczewski
Title:    Authorized Signatory

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

THE NORTHERN TRUST COMPANY, as a Lender
By: /s/ Kimberly A. Crotty
Name:    Kimberly A. Crotty
Title:    Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, as a Lender
By: /s/ Jennifer L. Shafer
Name:    Jennifer L. Shafer
Title:    Vice President

SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By: /s/ Minxiao Tian
Name:    Minxiao Tian
Title:    Director
SIGNATURE PAGE TO
FIRST AMENDMENT TO CREDIT AGREEMENT

ANNEX A

Credit Agreement and Schedules

See attached.

15968212v3 24740.00073

~~Execution Version~~
Conformed through First Amendment to Credit Agreement, dated May 4, 2023

Published CUSIP Number: 65584GAG6
Revolving Credit CUSIP Number: 65584GAH4
$800,000,000
CREDIT AGREEMENT
dated as of
March 27, 2020
among
Norfolk Southern Corporation,
The Lenders From Time to Time Parties Hereto,
Wells Fargo Bank, N.A.,
as Administrative Agent and
Swingline Lender
and
Citibank, N.A.
and
Bank of America, N.A.,
as Syndication Agents
and
Goldman Sachs Bank USA,
Morgan Stanley Senior Funding, Inc.,
and
U.S. Bank National Association,
as Documentation Agents
__________________________
Wells Fargo Securities, LLC,
Citigroup Global Markets Inc.,
and
BofA Securities, Inc.,
as Joint Lead Arrangers and Joint Bookrunners

15966481v6 24740.00073

TABLE OF CONTENTS

Page

Article 1    DEFINITIONS    1
Section 1.1    Definitions    1
Section 1.2    Accounting Terms and Determinations    ~~17~~19
Section 1.3    Types of Loans and Borrowings    ~~18~~20
Section 1.4    Times of Day    ~~18~~20
Section 1.5    Terms Generally    ~~18~~20
Section 1.6    Rates    ~~18~~20
Section 1.7    Divisions    21
Article 2    THE CREDIT    ~~19~~21
Section 2.1    Commitments to Lend    ~~19~~21
Section 2.2    Notice of Borrowings    ~~19~~21
Section 2.3    [Reserved]    ~~19~~22
Section 2.4    Notice to Lenders; Funding of Loans    ~~19~~22
Section 2.5    Maturity of Loans    ~~20~~22
Section 2.6    Interest Rates    ~~20~~22
Section 2.7    ~~Regulation D Compensation    21~~[Reserved]    24
Section 2.8    Facility Fees    ~~22~~24
Section 2.9    Optional Termination, Reduction or Extension of Commitments    ~~22~~24
Section 2.10    Method of Electing Interest Rates    ~~23~~25
Section 2.11    Optional Prepayments    ~~25~~26
Section 2.12    Scheduled Termination of Commitments    ~~25~~27
Section 2.13    General Provisions as to Payments    ~~25~~27
Section 2.14    Funding Losses    ~~26~~27
Section 2.15    Computation of Interest and Fees    ~~26~~28
Section 2.16    Registry    ~~26~~28
Section 2.17    Increase in ~~Loans~~Commitments    ~~27~~28
Section 2.18    Swingline Loans    ~~28~~30
Article 3    CONDITIONS    ~~30~~32
Section 3.1    Closing Date    ~~30~~32
Section 3.2    Borrowings    ~~31~~33
Section 3.3    Waiver by Lenders    ~~32~~34
Article 4    REPRESENTATIONS AND WARRANTIES    ~~32~~34
Section 4.1    Corporate Existence and Power    ~~32~~34
Section 4.2    Corporate and Governmental Authorization; No Contravention    ~~33~~34
Section 4.3    Binding Effect    ~~33~~34
Section 4.4    Financial Information    ~~33~~35
Section 4.5    Litigation    ~~34~~35
Section 4.6    Compliance with Laws    ~~34~~35
Section 4.7    Environmental Matters    ~~34~~36
Section 4.8    Taxes    ~~34~~36
Section 4.9    Significant Subsidiaries    ~~35~~36
Section 4.10    Not an Investment Company    ~~35~~36
Section 4.11    Full Disclosure    ~~35~~36

15966481v6 24740.00073

        ii
Section 4.12    No Default    ~~35~~37
Section 4.13    Anti-Corruption Laws and Sanctions    ~~35~~37
Section 4.14    Not an Affected Financial Institution    ~~35~~ or Covered Party    37
Article 5    COVENANTS    ~~36~~37
Section 5.1    Information    ~~36~~37
Section 5.2    Maintenance of Property; Insurance    ~~38~~39
Section 5.3    Conduct of Business and Maintenance of
Existence    ~~38~~40
Section 5.4    Compliance with Laws    ~~39~~40
Section 5.5    Payment of Obligations    ~~39~~40
Section 5.6    Inspection of Property, Books and Records    ~~39~~40
Section 5.7    Leverage Ratio    ~~39~~41
Section 5.8    Negative Pledge    ~~39~~41
Section 5.9    Consolidations, Mergers and Sales of Assets    ~~41~~42
Section 5.10    Use of Proceeds    ~~42~~44
Section 5.11    Limitation on Subsidiary Debt    ~~43~~44
Section 5.12    Transactions with Affiliates    ~~44~~45
Article 6    DEFAULT    ~~44~~46
Section 6.1    Events of Default    ~~44~~46
Section 6.2    Notice of Default    ~~46~~48
Article 7    ADMINISTRATIVE AGENT    ~~46~~48
Section 7.1    Appointment and Authorization    ~~46~~48
Section 7.2    Agents and Affiliates    ~~46~~48
Section 7.3    Exculpatory Provisions    ~~47~~48
Section 7.4    Reliance by Administrative Agent    ~~48~~49
Section 7.5    Delegation of Duties    ~~48~~50
Section 7.6    Indemnification    ~~48~~50
Section 7.7    Credit Decision    ~~49~~50
Section 7.8    Successor Administrative Agent    ~~49~~50
Section 7.9    Administrative Agent’s Fees    ~~49~~51
Section 7.10    Syndication Agents, Arrangers and Documentation Agents    ~~49~~51
Section 7.11    Certain ERISA Matters    ~~49~~51
Section 7.12    Erroneous Payments    52
Article 8    CHANGE IN CIRCUMSTANCE    ~~50~~54
Section 8.1    Changed Circumstances    ~~50~~54
Section 8.2    Illegality    ~~52~~57
Section 8.3    Increased Cost and Reduced Return    ~~53~~57
Section 8.4    Taxes    ~~54~~58
Section 8.5    Base Rate Loans Substituted for ~~Affected Euro-Dollar    58~~SOFR Loans    62
Section 8.6    Substitution of Lenders    ~~58~~63
Section 8.7    Defaulting Lenders    ~~59~~63

15966481v6 24740.00073

        iii
Article 9    MISCELLANEOUS    ~~61~~65
Section 9.1    Notices    ~~61~~65
Section 9.2    No Waivers    ~~62~~67
Section 9.3    Expenses; Indemnification    ~~62~~67
Section 9.4    Sharing of Payments by Lenders; Right of Set-Off    ~~63~~68
Section 9.5    Amendments and Waivers    ~~64~~69
Section 9.6    Successors and Assigns    ~~65~~70
Section 9.7    Governing Law; Submission to Jurisdiction, WAIVER OF JURY TRIAL    ~~67~~72
Section 9.8    Counterparts; Integration; Effectiveness    ~~68~~72
Section 9.9    Confidentiality    ~~68~~73
Section 9.10    Termination    ~~69~~74
Section 9.11    Collateral    ~~69~~74
Section 9.12    Representations of Lenders    ~~69~~75
Section 9.13    USA PATRIOT Act    ~~69~~75
Section 9.14    No Fiduciary Duty    ~~70~~75
Section 9.15    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~70~~75
Section 9.16    Severability of Provisions    ~~71~~76
Section 9.17    Titles and Captions    ~~71~~76
Section 9.18    Acknowledgement Regarding Any Supported QFCs    ~~71~~76

Schedules
Schedule 1    –    Commitment Schedule
Schedule 2    –    Pricing Grid
Exhibits
Exhibit A-1    –    Form of Revolving Note
Exhibit A-2    –    Form of Swingline Note
Exhibit B    –    Assignment and Assumption Agreement
Exhibit C    –    Closing Certificate
Exhibit D    –    U.S. Tax Compliance Certificates

15966481v6 24740.00073

CREDIT AGREEMENT
CREDIT AGREEMENT (“Agreement”) dated as of March 27, 2020, among NORFOLK SOUTHERN CORPORATION, the LENDERS from time to time parties hereto, and WELLS FARGO BANK, N.A., as Administrative Agent and Swingline Lender.
The parties hereto agree as follows:
Article 1

DEFINITIONS
Section 1.1Definitions. The following terms, as used herein, have the following meanings:
“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.
“Administrative Agent” means Wells Fargo in its capacity as Administrative Agent for the Lenders hereunder, and its successors in such capacity.
“Administrative Questionnaire” means, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person (i) each Person (a “Controlling Person”) (other than the Borrower or a Subsidiary) that directly, or indirectly through one or more intermediaries, controls such Person or (ii) each Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.
“Agents” means the collective reference to the Administrative Agent, the Syndication Agents and the Documentation Agents.
“Amendment” has the meaning set forth in Section 9.5.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.
“Applicable Lending Office” means, with respect to any Lender, ~~(i) in the case of its Base Rate Loans, its Base Rate Lending Office and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.~~its office located at its address set forth in its Administrative Questionnaire or such other office as such Lender may hereafter designate as its Applicable Lending Office by notice to the Borrower and the Administrative Agent.
~~[Norfolk Southern Credit Agreement Signature Page]~~

15966481v6 24740.00073

“Applicable Margin” means, at any time, the applicable percentage rate per annum set forth in the Pricing Grid which is applicable at such time in accordance with the Pricing Grid.
“Arrangers” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc. and BofA Securities, Inc., each in its capacity as joint lead arranger and joint bookrunner in respect of this Agreement.
“Assignee” has the meaning set forth in Section 9.6(c).
“Assuming Lender” has the meaning set forth in Section ~~2.17(a)~~2.17(a).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 8.1(c)(iv).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Event” means, with respect to any Person, that such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent (or, in the case of the Lender serving as the Administrative Agent, in the good faith determination of the Required Lenders), has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment.

15966481v6 24740.00073

“Base Rate” means, for any day, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) ~~the Euro-Dollar Rate that would be calculated as of such day (or, if such day is not a Euro-Dollar Business Day, as of the next preceding Euro-Dollar Business Day) in respect of a proposed Euro-Dollar Loan with~~Adjusted Term SOFR for a one-month Interest Period in effect on such date plus 1%, (iii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day and (iv) 0%, provided that clause (ii) shall not be applicable during any period in which ~~the Euro-Dollar Rate~~Adjusted Term SOFR is unavailable or unascertainable. Any change in the Base Rate due to a change in the Prime Rate, the Federal Funds Rate or ~~the Euro-Dollar Rate~~Adjusted Term SOFR shall be effective as of the opening of business on the day of such change in the Prime Rate, the Federal Funds Rate or ~~the Euro-Dollar Rate~~Adjusted Term SOFR, respectively.
~~“Base Rate Lending Office” means, as to each Lender, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Base Rate Lending Office) or such other office as such Lender may hereafter designate as its Base Rate Lending Office by notice to the Borrower and the Administrative Agent.~~
“Base Rate Loan” means a Loan which bears interest at a rate per annum based upon the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 8.1(c)(i).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate ~~(which may include Term SOFR)~~ that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate ~~of interest~~ as a replacement to the ~~London Interbank Offered Rate for U.S.~~then-current Benchmark for dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if ~~the~~such Benchmark Replacement as so determined would be less than zero, ~~the~~such Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the ~~London Interbank Offered Rate~~then-current Benchmark with an Unadjusted Benchmark Replacement for ~~each~~any applicable ~~Interest Period~~Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the London Interbank Offered Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of ~~the London Interbank Offered Rate~~such Benchmark with the applicable Unadjusted Benchmark Replacement for ~~U.S.~~ dollar-denominated syndicated credit facilities ~~at such time~~.
~~“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the~~

15966481v6 24740.00073

~~definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).~~
“Benchmark Replacement Date” means the ~~earlier~~earliest to occur of the following events with respect to the ~~London Interbank Offered Rate~~then-current Benchmark:
(a)~~(1)~~    in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of ~~the London Interbank Offered Rate~~such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide ~~the London Interbank Offered Rate~~all Available Tenors of such Benchmark (or such component thereof); or
(b)~~(2)~~    in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event,” the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the ~~London Interbank Offered Rate~~then-current Benchmark:
(a)~~(1)~~    a public statement or publication of information by or on behalf of the administrator of ~~the London Interbank Offered Rate~~such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide ~~the London Interbank Offered Rate~~all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the London Interbank Offered Rate~~any Available Tenor of such Benchmark (or such component thereof);
(b)~~(2)~~    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the London Interbank Offered Rate, the U.S.~~such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve ~~System~~Bank of New York, an insolvency official with jurisdiction over the administrator for ~~the London Interbank Offered Rate~~such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for ~~the London Interbank Offered Rate~~such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for ~~the London Interbank Offered Rate~~such Benchmark (or such component),

15966481v6 24740.00073

which states that the administrator of ~~the London Interbank Offered Rate~~such Benchmark (or such component) has ceased or will cease to provide ~~the London Interbank Offered Rate~~all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ~~the London Interbank Offered Rate~~any Available Tenor of such Benchmark (or such component thereof); or
(c)~~(3)~~    a public statement or publication of information by the regulatory supervisor for the administrator of ~~the London Interbank Offered Rate announcing that the London Interbank Offered Rate is no longer~~such Benchmark (or the published component used in the calculation thereof)announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means ~~(a)~~, in the case of a Benchmark Transition Event, the earlier of (~~i~~a) the applicable Benchmark Replacement Date and (~~ii~~b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) ~~and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.~~.
“Benchmark Unavailability Period” means~~, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the London Interbank Offered Rate and solely to the extent that the London Interbank Offered Rate has not been replaced with a Benchmark Replacement,~~  the period (if any) (x) beginning at the time that ~~such~~a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the ~~London Interbank Offered Rate~~then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with ~~Section 8.1(b)~~Section 8.1(c)(i) and (y) ending at the time that a Benchmark Replacement has replaced the ~~London Interbank Offered Rate~~then-current Benchmark for all purposes hereunder ~~pursuant to Section 8.1(b)~~and under any Loan Document in accordance with Section 8.1(c)(i).
“Beneficial Ownership Regulation” has the meaning set forth in Section 3.1(h).
“Beneficial Ownership Certification” has the meaning set forth in Section 3.1(h).
“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by the Borrower.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

15966481v6 24740.00073

“Borrower” means Norfolk Southern Corporation, a Virginia corporation, its successors, and any Person with which the Borrower merges or consolidates, or to which it sells substantially all of its assets, in accordance with Section 5.9.
“Borrower’s 2019 Form 10-K” means the Borrower’s Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended.
“Borrowing” has the meaning set forth in Section 1.3.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Closing Date” means the date on or after the Effective Date on which all of the conditions set forth in Section 3.1 shall have been satisfied.
“Commitment” means: (i) with respect to each Lender listed on the signature pages hereof, the amount set forth opposite the name of such Lender in the Commitment Schedule, or (ii) with respect to each Assignee which becomes a Lender pursuant to Section 9.6(c), the amount of the Commitment thereby assumed by it, in each case as such amount may be reduced from time to time pursuant to Section 2.9 or increased or reduced in accordance with Section 2.17 or Section 9.6(c).
“Commitment Increase” has the meaning set forth in Section ~~2.17(a)~~2.17(a).
“Commitment Increase Date” has the meaning set forth in Section ~~2.17(a)~~2.17(a).
“Commitment Schedule” means the schedule attached hereto as Schedule 1 and identified as such.
“Communications” has the meaning set forth in Section 9.1(f).
“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided, that such Lender has consulted the Borrower with respect to such designation; provided, further that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Sections 2.14, 8.3, 8.4, or 9.3 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment.

15966481v6 24740.00073

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Domestic Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “SOFR Market Index Rate,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 8.1 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Consolidated Net Income” means, for any fiscal period, the net income of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period.
“Consolidated Net Tangible Assets” means, as of any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deducted items) after deducting therefrom (a) all current liabilities (excluding any thereof that are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other intangible assets of the Borrower or any of its Consolidated Subsidiaries, all as set forth on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries most recently delivered under Section 5.1(a) or 5.1(b).
“Consolidated Net Worth” means, at any date, the consolidated stockholders’ equity of the Borrower and its Consolidated Subsidiaries as of such date.
“Consolidated Subsidiary” means, at any date, with respect to any Person, any Subsidiary or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date. Unless otherwise specified, a “Consolidated Subsidiary” shall be a Consolidated Subsidiary of the Borrower.
“Consolidated Total Capital” means, at any date, the sum of (i) Consolidated Net Worth and (ii) Consolidated Total Debt, in each case at such date.
“Consolidated Total Debt” means, at any date, without duplication, the aggregate amount of Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis using generally accepted accounting principles of consolidation as of such date.
“Continuing Director” has the meaning set forth in Section 6.1(l).
“Covered Party” has the meaning set forth in Section 9.8(a).
“Debt” of any Person means, at any date, without duplication, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person evidenced by bonds, debentures, notes, equipment trust certificates or other similar instruments, (iii) all obligations of such Person

15966481v6 24740.00073

to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit, (vi) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vii) all Debt of others Guaranteed by such Person.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two Domestic Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans or (ii) pay over to any Lender any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Lender in writing, or has made a publicly available, written statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied), (c) has failed, within three Domestic Business Days after request by a Lender, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Lender’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent (or, in the case of the Lender serving as the Administrative Agent, such certification in form and substance satisfactory to it and the Required Lenders), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bankruptcy Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 8.7(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Derivatives Obligations” of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity

15966481v6 24740.00073

option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.
“Disclosed Matters” means the Borrower’s most recent filing on Form 10-K for the year ended December 31, 2019, and any subsequent filing made on Form 10-Q or Form 8-K on or three (3) Domestic Business Days prior to the Closing Date, or any posting on the Borrower’s website at http://www.nscorp.com/content/nscorp/en/investor-relations/financial-reports/sec-filings.html, posted since December 31 2019, on or prior to the Closing Date.
“Documentation Agents” means the collective reference to Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., and U.S. Bank National Association.
“Domestic Business Day” means any day ~~except~~that is not a Saturday, Sunday or other day on which ~~commercial banks in~~ the Federal Reserve Bank of New York ~~City are authorized by law to close~~is closed.
~~“Early Opt-in Election” means the occurrence of:~~
~~(1)    (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 8.1(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the London Interbank Offered Rate, and~~
~~(2)    (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.~~
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date this Agreement becomes effective in accordance with Section 9.8(b).
“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

15966481v6 24740.00073

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.
“Environmental Laws” means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, injunctions or binding agreements relating to the environment, preservation or reclamation of natural resources or the management or release of or exposure to any Hazardous Materials.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Consolidated Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.
“ERISA Group” means the Borrower, any Consolidated Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Consolidated Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“Erroneous Payment” has the meaning set forth in Section 7.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning set forth in Section 7.12(d).
“Erroneous Payment Return Deficiency” has the meaning set forth in Section 7.12(d).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
~~“Euro-Dollar Business Day” means any Domestic Business Day on which banks are open for dealings in dollar deposits in the London interbank market.~~
~~“Euro-Dollar Lending Office” means, as to each Lender, its office, branch or Affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or Affiliate of such Lender as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Administrative Agent.~~
~~“Euro-Dollar Loan” means a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.~~
~~“Euro-Dollar Market Index Rate” shall mean, with respect to any day, the floating rate per annum for euro-dollar deposits for a period equal to one month as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent as of 11:00 A.M. (London time) on such day.~~

15966481v6 24740.00073

~~“Euro-Dollar Rate” means a rate of interest determined pursuant to Section 2.6(b) on the basis of a London Interbank Offered Rate.~~
~~“Euro-Dollar Reserve Percentage” has the meaning set forth in Section 2.7.~~
“Event of Default” has the meaning set forth in Section 6.1.
“Excluded Taxes” has the meaning set forth in ~~Section 8.4(a)~~Section 8.4(a).
“Existing Credit Agreement” means the Credit Agreement dated as of May 26, 2016, among the Borrower, the banks parties thereto, and Wells Fargo Bank, N.A., as administrative agent for such banks.
“Extension Date” has the meaning set forth in Section 2.9(b).
“Extension Effective Date” has the meaning set forth in Section 2.9(b).
“Facility Fee Rate” means, at any time, the applicable percentage rate per annum set forth in the Pricing Grid which is applicable at such time in accordance with the Pricing Grid.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any intergovernmental agreement entered into with respect thereto and any agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code.
“Federal Funds Rate” means, for any day, the rate per annum ~~(rounded upward, if necessary, to the nearest 1/100th of 1%)~~ equal to the weighted average of the rates on overnight ~~Federal~~federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that ~~(i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding~~if such rate is not so published for any day which is a Domestic Business Day, the Federal Funds Rate for such day shall be the average ~~rate quoted to Wells Fargo on~~of the quotation for such day on such transactions ~~as determined~~received by the Administrative Agent from three federal funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
~~“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.~~
“Floor” means a rate of interest equal to 0%.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender, such Defaulting Lender’s pro rata share of the outstanding Swingline Loans made by the Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

15966481v6 24740.00073

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Group of Loans” means, at any time, a group of Revolving Credit Loans consisting of (i) all Revolving Credit Loans which are Base Rate Loans at such time or (ii) all Revolving Credit Loans which are ~~Euro-Dollar~~SOFR Loans having the same Interest Period at such time, provided that, if a Revolving Credit Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.
“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes, all hazardous or toxic substances, wastes or other pollutants, including, without limitation, all petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, and any other hazardous substances regulated pursuant to any Environmental Laws.
“Increasing Lender” has the meaning set forth in Section ~~2.17(a)~~2.17(a).
“Indemnified Taxes” has the meaning set forth in ~~Section 8.4(a)~~Section 8.4(a).
“Indemnitee” has the meaning set forth in Section 9.3(b).
“Interest Period” means~~:~~ , with respect to each ~~Euro-Dollar~~SOFR Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, ~~two,~~ three or six months ~~(or twelve months, or a period shorter than one month, in each case, if available to all Lenders)~~ thereafter, as the Borrower may elect in the applicable notice; provided that:
(a)    if any Interest Period ~~which~~ would otherwise ~~end~~expire on a day ~~which~~that is not a ~~Euro-Dollar~~Domestic Business Day ~~shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case~~, such Interest Period shall ~~end~~expire on the next ~~preceding Euro-Dollar Business Day;~~succeeding Domestic Business Day; provided that if any Interest Period would otherwise expire on a day that is not a Domestic Business Day but is a day of the month after which no further Domestic Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Domestic Business Day;

15966481v6 24740.00073

(b)    any Interest Period which begins on the last ~~Euro-Dollar~~Domestic Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last ~~Euro-Dollar~~Domestic Business Day of ~~a~~the relevant calendar month at the end of such Interest Period; ~~and~~
(c)    no Interest Period shall extend beyond the Termination Date~~.~~; and
(d)    no tenor that has been removed from this definition pursuant to Section 8.1(c)(v) shall be available for specification in any Notice of Borrowing or Notice of Interest Rate Election.
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.
“Lender” means each financial institution listed on the signature pages hereof, each Assignee that becomes a Lender pursuant to Section 9.6(c), and their respective successors; provided, that unless the context otherwise requires, each reference herein to a Lender shall be deemed to include any Conduit Lender. Unless the context requires otherwise, the term “Lender” includes the Swingline Lender.
“Lender Affiliate” means (a) any Affiliate of any Lender, and (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender or an entity or an Affiliate of an entity that administers or manages a Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“Leverage Ratio” means, at any date, the ratio (expressed as a percentage) of Consolidated Total Debt to Consolidated Total Capital, in each case at such date.
“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
“Loan” means a Revolving Credit Loan or a Swingline Loan; provided that Swingline Loans shall be subject to only those provisions of Article 2 which are specifically made applicable to Swingline Loans.
“Loan Documents” means this Agreement and any Notes delivered pursuant hereto.
~~“London Interbank Offered Rate” has the meaning set forth in Section 2.6(b).~~
“Margin Regulations” means Regulations T, U and X of the Board of Governors of the Federal Reserve System, as amended and in effect from time to time.
“Material Adverse Change” has the meaning specified in Section 4.4(b).

15966481v6 24740.00073

“Material Debt” means Debt (other than under the Loan Documents) of the Borrower and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal amount exceeding $200,000,000.
“Material Plan” means, at any time, any Plan, with respect to which the Unfunded Liabilities exceed $10,000,000.
“Multiemployer Plan” means, at any time, an employee pension benefit plan which meets the definition of “Multiemployer Plan” within the meaning of Section 4001(a)(3) of ERISA and either (i) to which any member of the ERISA Group is making or accruing an obligation to make contributions or (ii) has within the preceding five plan years been contributed to by any Person which at the time of such contribution was a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Non-Approving Lender” has the meaning set forth in Section 2.9(b).
“Non-Consenting Lender” has the meaning set forth in Section 9.5.
“Non-U.S. Lender” has the meaning set forth in Section 8.4(f).
“Note” has the meaning set forth in Section 2.16(b).
“Notice of Borrowing” has the meaning set forth in Section 2.2.
“Notice of Interest Rate Election” has the meaning set forth in Section 2.10(a).
“NSRC” has the meaning set forth in Section 5.9(c).
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” has the meaning set forth in Section ~~8.4(a)~~8.4(a).
“Other Taxes” has the meaning set forth in ~~Section 8.4(a)~~Section 8.4(a).
“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
“Parent” means, with respect to any Lender, any Person controlling such Lender.
“Participant” has the meaning set forth in Section 9.6(b).
“Participant Register” has the meaning set forth in Section 9.6(b).
“Payment Recipient” has the meaning set forth in Section 7.12(a).
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Permitted Additional Amount” means, with respect to any Debt the subject of an extension, renewal or refinancing, an amount equal to all unpaid accrued or capitalized interest therein, any make-whole payments or premium applicable thereto or paid in connection therewith, any swap breakage costs or other termination costs related to hedge agreements, plus upfront fees and original issue discount, of such extension, renewal or refinancing on such

15966481v6 24740.00073

refinancing indebtedness, plus other customary fees and expenses in connection with such extension, renewal or refinancing.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a business trust, a joint stock company, a trust, an unincorporated association, a joint venture or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Plan” means, at any time, an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.
“Platform” means IntraLinks, Syndtrak or a substantially similar electronic transmission system.
“Pricing Grid” means the grid attached hereto as Schedule 2 and identified as such.
“Prime Rate” means the rate of interest publicly announced by Wells Fargo from time to time as its Prime Rate.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Quarterly Date” means each of March 31, June 30, September 30 and December 31.
“Recipient” has the meaning set forth in ~~Section 8.4(a)~~Section 8.4(a).
“Related Indemnified Person” has the meaning set forth in Section 9.3(b).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Released Person” has the meaning specified in Section 9.3(b).
“Relevant Governmental Body” means the ~~Federal Reserve Board~~FRB and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the ~~Federal Reserve Board~~FRB and/or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means, at any time, Lenders having more than 50% of the aggregate amount of the Commitments at such time (or, if the Commitments shall have terminated, Lenders having more than 50% of the aggregate principal amount of Revolving Credit Loans outstanding at such time).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in Swingline Loans at such time.

15966481v6 24740.00073

“Revolving Credit Loan” means a loan made or to be made by a Lender to the Borrower pursuant to Section 2.1(a).
“Revolving Credit Period” means the period from and including the Closing Date to but not including the Termination Date.
“Sanctioned Country” means, at any time, a country, region or territory, which is the subject or target of any comprehensive Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed on any Sanctions-related list of designated Persons maintained by ~~the Office of Foreign Assets Control of the U.S. Department of the Treasury~~OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, ~~Her~~His Majesty’s Treasury, in each case to the extent relevant, (b) any Person located, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in the foregoing clauses (a) and (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the ~~Office of Foreign Assets Control of the U.S. Department of the Treasury~~OFAC or the U.S. Department of State.
“SEC” means the Securities and Exchange Commission or any successor thereto.
“Significant Subsidiary” means, at any time, (i) NSRC and (ii) each other Subsidiary (x) whose assets (or, in the case of a Subsidiary which has subsidiaries, consolidated assets) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a) or 5.1(b), as the case may be, are (A) at least 10% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time and (B) at least $1,500,000,000 or (y) whose operating income (or, in the case of a Subsidiary which has subsidiaries, consolidated operating income) as shown on the latest financial statements delivered by the Borrower pursuant to Section 5.1(a) or 5.1(b), as the case may be, is (A) at least 10% of the consolidated operating income of the Borrower and its Consolidated Subsidiaries at such time and (B) at least $150,000,000.
“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.6(b).
“SOFR Market Index Rate” shall mean a daily floating rate per annum equal to Adjusted Term SOFR for a one-month tenor on each day during the relevant period. Notwithstanding anything to the contrary, if the SOFR Market Index Rate shall be less than zero, then such rate shall be deemed to be zero for purposes of this Agreement.
“SOFR Market Index Rate Loan” means a Swingline Loan which, except as otherwise provided in Section 2.6(b), bears interest based on the SOFR Market Index Rate.

15966481v6 24740.00073

“Subsidiary” means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, a “Subsidiary” means a Subsidiary of the Borrower.
“Swingline Lender” means Wells Fargo in its capacity as lender of Swingline Loans hereunder or any successor thereto.
“Swingline Loan” means a loan made or to be made by the Swingline Lender to the Borrower pursuant to Section 2.18.
“Swingline Termination Date” means the 10th Domestic Business Day prior to the Termination Date.
“Syndication Agents” means the collective reference to Citibank, N.A. and Bank of America, N.A.
“Taxes” has the meaning specified in Section ~~8.4(a)~~8.4(a).
“Term SOFR” means,
(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and
(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (Eastern time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.
“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.

15966481v6 24740.00073

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.
“Termination Date” means March 27, 2025 (or, if such date is not a ~~Euro-Dollar~~Domestic Business Day, the next preceding ~~Euro-Dollar~~Domestic Business Day) or such date(s) as may become applicable pursuant to Section 2.9(b).
“Type” has the meaning set forth in Section 1.3.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unfunded Liabilities” means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all benefit liabilities under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefit liabilities (excluding any accrued but unpaid contributions), but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.
“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.2, Section 2.10(a) and Section 2.11(a), in each case, such day is also a Domestic Business Day.
“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.
“Withholding Agent” means each of the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all

15966481v6 24740.00073

or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.2Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in the United States (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Debt or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Debt in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Debt shall at all times be valued at the full stated principal amount thereof), as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower’s independent public accountants) with the then most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change in generally accepted accounting principles or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in generally accepted accounting principles or in the application thereof, then such provision shall be interpreted on the basis of generally accepted accounting principles as in effect and applied immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such provision is amended in a manner satisfactory to the Borrower and the Required Lenders. Notwithstanding anything herein to the contrary, and without limiting the foregoing, all leases of the Borrower and its subsidiaries shall be construed without giving effect to any change as a result of the adoption of any of the provisions set forth in the Accounting Standards Update 2016-02, Leases (Topic 842), issued by the Financial Accounting Standards Board in February 2016, or any other amendments to the Accounting Standards Codifications issued by the Financial Accounting Standards Board in connection therewith, in each case if such change would require the recognition of right-of-use assets and lease liabilities for leases or similar agreements that would not be classified as capital leases under GAAP as in effect prior to January 1, 2019.
Section 1.3Types of Loans and Borrowings. The term “Borrowing” denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article 2 on the same date, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans or Swingline Loans, have the same initial Interest Period. The “Type” of a Revolving Credit Loan refers to the determination whether such Loan is a ~~Euro-Dollar~~SOFR Loan or a Base Rate Loan, each of which constitutes a “Type”. The “Type” of a Swingline Loan refers to the determination whether such Loan is made bearing interest at the ~~Euro-Dollar~~SOFR Market Index Rate or the ~~Based~~Base Rate, each of which constitutes a “Type”.
Section 1.4Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

15966481v6 24740.00073

Section 1.5Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
Section 1.6Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR, SOFR Market Index Rate or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “London Interbank Offered Rate”~~thereof, or with respect to any ~~rate that is an~~ alternative, successor or replacement ~~for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any “Benchmark Replacement Conforming Changes.”~~rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 8.1(c), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, SOFR Market Index Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, SOFR Market Index Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, SOFR Market Index Rate or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.7Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes

15966481v6 24740.00073

into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.
Article 2

THE CREDIT
Section 2.1Commitments to Lend.
(a)Revolving Credit Loans. During the Revolving Credit Period, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Revolving Credit Loans in U.S. dollars to the Borrower from time to time in an aggregate amount at any time outstanding that will not result in such Lender’s Revolving Credit Exposure exceeding the amount of its Commitment. Within the limits specified in this Agreement, the Borrower may borrow under this Section 2.1, prepay Revolving Credit Loans to the extent permitted by Section 2.11 and reborrow at any time during the Revolving Credit Period pursuant to this Section 2.1. Each Borrowing under this Section 2.1 shall be in the aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments) and shall be made from the several Lenders ratably in proportion to their respective Commitments.
Section 2.2Notice of Borrowings. In the case of a Borrowing of Revolving Credit Loans, the Borrower shall give the Administrative Agent notice (a “Notice of Borrowing”) not later than 11:00 A.M. on (x) the date of each Base Rate Borrowing and (y) the third ~~Euro-Dollar~~U.S. Government Securities Business Day before each ~~Euro-Dollar~~SOFR Borrowing, specifying:
(a)the date of such Borrowing, which shall be a Domestic Business Day ~~in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing~~;
(b)the aggregate amount of such Borrowing;
(c)the initial Type of Loans comprising such Borrowing; and
(d)in the case of a ~~Euro-Dollar~~SOFR Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.
Section 2.3[Reserved]
Section 2.4Notice to Lenders; Funding of Loans.
(a)Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly notify each Lender participating therein of the contents thereof and of such Lender’s share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.
(b)Not later than 1:00 P.M. on the date of each Borrowing, each Lender participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Administrative Agent at its address specified in or pursuant to Section 9.1. Unless the Administrative Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Administrative Agent will make the funds so received from the Lenders available to the Borrower not later than 2:00 P.M. on the date of each Borrowing at the Administrative Agent’s aforesaid address.

15966481v6 24740.00073

(c)Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the date of such Borrowing in accordance with subsection (b) of this Section 2.4 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such share available to the Administrative Agent, such Lender and the Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, a rate per annum equal to the ~~higher of the Federal Funds Rate and the~~ interest rate applicable thereto pursuant to Section 2.6 and (ii) in the case of such Lender, the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender’s Loan included in such Borrowing for purposes of this Agreement.
Section 2.5Maturity of Loans. Each Revolving Credit Loan shall mature, and the principal amount thereof shall be payable in full together with accrued interest thereon, on the Termination Date.
Section 2.6Interest Rates.
(a)Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made to, but excluding, the day it becomes due, at a rate per annum equal to the sum of the Applicable Margin for such day plus the Base Rate for such day. Such interest shall be payable at maturity, quarterly in arrears on each Quarterly Date prior to maturity and, with respect to the principal amount of any Base Rate Loan converted to a ~~Euro-Dollar~~SOFR Loan, on the date such Loan is so converted. Any overdue principal of or interest on any Base Rate Loan, or any overdue fees or other amounts payable by the Borrower hereunder, shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate then applicable to Base Rate Loans.
(b)Each ~~Euro-Dollar~~SOFR Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin for such day plus ~~the London Interbank Offered Rate~~Adjusted Term SOFR applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof~~. The “London Interbank Offered Rate” applicable to any Interest Period means the rate per annum determined on the basis of the rate for deposits in U.S. dollars for a period equal to such Interest Period commencing on the first day of such Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent in consultation with the Borrower, as of 11:00 A.M. (London time) two Euro-Dollar Business Days~~; provided, that, (i) in the event of any repayment or prepayment of any SOFR Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (ii) in the event of any conversion of any SOFR Loan prior to the ~~beginning of such~~end of the Interest Period~~. Subject to Section 8.1, in the event that such rate is not so published, the London Interbank Offered Rate shall be determined by reference to the arithmetic average of the rates per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent (rounded upward, if necessary, to the next higher 1/100 of 1%) at approximately 11:00 A.M. (London~~

15966481v6 24740.00073

~~time) two Euro-Dollar Business Days before the first day of such Interest Period for a period of time comparable to such Interest Period. Notwithstanding the foregoing, if the London Interbank Offered Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.~~
~~(c)~~  therefor, accrued interest on such Loan shall be payable on the effective date of such conversion. Any overdue principal of or interest on any ~~Euro-Dollar~~SOFR Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Applicable Margin for such day plus ~~the London Interbank Offered Rate~~Adjusted Term SOFR applicable to such Loan on the day before such payment was due (or, if the circumstances described in clause (a) or of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate then applicable to Base Rate Loans).
(c)~~(d)~~ In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any applicable law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the obligations owed hereunder. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under applicable law.
(d)~~(e)~~ The Administrative Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.
(e)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
Section 1.8[Reserved].
~~Section 2.7 Regulation D Compensation. Each Lender may require the Borrower to pay, contemporaneously with each payment of interest on any Euro-Dollar Loan, additional interest on the related Euro-Dollar Loan of such Lender at a rate per annum determined by such Lender up to but not exceeding the excess of (i) (A) the applicable London Interbank Offered Rate divided by (B) one minus the Euro-Dollar Reserve Percentage over (ii) the applicable London Interbank Offered Rate. Any Lender wishing to require payment of such additional interest (x) shall so notify the Borrower and the Administrative Agent, in which case such additional interest on the Euro-Dollar Loans of such Lender shall be payable to such Lender at the place indicated in such notice with respect to each Interest Period commencing at least three Euro-Dollar Business Days after the giving of such notice and (y) shall notify the Borrower at least five Euro-Dollar Business Days prior to each date on which interest is payable on the Euro-Dollar Loans of the amount then due it under this Section.~~

15966481v6 24740.00073

~~“Euro-Dollar Reserve Percentage” means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of “Eurocurrency liabilities” (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to United States residents). The compensation payable pursuant to this Section 2.7 shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.~~
Section 2.7Facility Fees. The Borrower shall pay to the Administrative Agent a facility fee calculated for each day at the Facility Fee Rate for such day (determined in accordance with the Pricing Grid). Such facility fee shall accrue for each day (i) from, and including the Effective Date to, but excluding, the date on which the Commitments terminate in their entirety, on the aggregate amount of the Commitments (whether used or unused) then in effect and (ii) from and including such date of termination to, but excluding, the date on which no Loans are outstanding, on the aggregate outstanding principal amount of the Loans on such day. Such facility fee shall be allocated among the Lenders ratably in proportion to their Commitments; provided that any facility fee accruing after the Commitments terminate in their entirety shall be allocated among the Lenders ratably in proportion to the unpaid principal amounts of their respective Loans. Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the Termination Date; provided that fees accruing after the Termination Date shall be payable on demand.
Section 2.8Optional Termination, Reduction or Extension of Commitments.
(a)The Borrower may, upon at least three Domestic Business Days’ notice to the Administrative Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time (after giving effect to any optional prepayments to be made at such time) or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding Revolving Credit Exposure.
(b)On any anniversary of the Closing Date (each, an “Extension Date”), but on no more than two occasions, the Borrower shall have the right, with the consent of the Required Lenders and subject to the terms and conditions of this Section 2.9(b), to extend the Termination Date then in effect (each, an “Extension Effective Date”) by one additional year (which date shall become the Termination Date for the consenting Lender(s)); provided, that (i) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or, if qualified as to materiality, in all respects) on such Extension Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be accurate in all material respects (or, if qualified as to materiality, in all respects) as of such earlier date) both before and immediately after giving effect to the proposed Termination Date extension, (ii) no Default shall have occurred and be continuing on such Extension Date both before and immediately after giving effect to the proposed Termination Date extension, and (iii) the Termination Date shall not be extended with respect to any Lender without the consent of such Lender (such consent to be given by the Lender acting in its sole and individual discretion). At least 30 days prior to the relevant Extension Date (or such shorter period as agreed to by the Administrative Agent and the Borrower), the Borrower shall provide written notice to the Administrative Agent of the proposed Termination Date extension. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. Any Lender that shall not have provided its written consent to the proposed Termination Date extension by the date that is 10 Domestic

15966481v6 24740.00073

Business Days prior to the relevant Extension Date (or such shorter period agreed to by the Administrative Agent and the Borrower) shall be deemed to have elected not to approve of such extension. In the event any Lender does not (or is deemed to not) consent to an extension of the Termination Date then in effect with respect to such Lender (with respect to such extension, a “Non-Approving Lender”), such Lender’s Commitment shall expire on the Termination Date then in effect with respect to such Lender and for all purposes of this Agreement “Termination Date” in respect of such Lender, the Loans made by it and any other amounts owing to such Lender hereunder shall mean such Termination Date. As of a given Extension Effective Date, the Commitments of the Lenders shall be deemed modified as appropriate to reflect the expiration of the Commitment of any Non-Approving Lender with respect to such extension. The Borrower shall have the right, at its sole expense, upon notice to the Administrative Agent and any Non-Approving Lender in respect of any Termination Date extension, to require such Lender to assign and delegate, prior to the relevant Extension Effective Date, without recourse (in accordance with and subject to the restrictions contained in Section 9.6) all of its interests, rights and obligations under this Agreement and the other Loan Documents to which it is a party to an assignee that shall assume such obligations (which assignee may be another Lender that accepts such assignment), provided, such assignee concurrently with such assignment approves such extension; and provided, further, that (i) the Borrower (unless the assignee is a Lender or a Lender Affiliate) shall have received the prior written consent of the Administrative Agent (which consent shall not unreasonably be withheld, delayed or conditioned) and (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Credit Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).
Section 2.9Method of Electing Interest Rates.
(a)The Revolving Credit Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8 and the last sentence of this subsection (a)), as follows:
(i)if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to ~~Euro-Dollar~~SOFR Loans as of any ~~Euro-Dollar~~U.S. Government Securities Business Day; and
(ii)if such Loans are ~~Euro-Dollar~~SOFR Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as ~~Euro-Dollar~~SOFR Loans for an additional Interest Period, in either case effective on the last day of the then current Interest Period applicable to such Loans.
Each such election shall be made by delivering a notice (a “Notice of Interest Rate Election”) to the Administrative Agent not later than 11:00 A.M. on the third ~~Euro-Dollar~~U.S. Government Securities Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, is each $10,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Revolving Credit Loans having such Interest Period be automatically continued as ~~Euro-Dollar~~SOFR Loans having an Interest Period of one month; provided that if such Interest Period would end after the Termination Date, such Loans shall be converted to Base Rate Loans. Notwithstanding the

15966481v6 24740.00073

foregoing, the Borrower may not elect to convert any Loan to, or continue any Loan as, a ~~Euro-Dollar~~SOFR Loan pursuant to any Notice of Interest Rate Election if at the time such notice is delivered an Event of Default shall have occurred and be continuing.
(b)Each Notice of Interest Rate Election shall specify:
(i)the Group of Loans (or portion thereof) to which such notice applies;
(ii)the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;
(iii)if the Loans comprising such Group are to be converted, the new Type of Loans and, if the Loans being converted are to be ~~Euro-Dollar~~SOFR Loans, the duration of the next succeeding Interest Period applicable thereto; and
(iv)if such Loans are to be continued as ~~Euro-Dollar~~SOFR Loans for an additional Interest Period, the duration of such additional Interest Period. Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.
(c)Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to subsection (a) above, the Administrative Agent shall promptly notify each Lender of the contents thereof and such notice shall not thereafter be revocable by the Borrower.
(d)An election by the Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a Borrowing subject to the provisions of Section 3.2.
Section 2.10Optional Prepayments.
(a)The Borrower may, (i) upon same Domestic Business Day’s notice to the Administrative Agent (received not later than 11:00 A.M.), prepay the Group of Base Rate Loans or (ii) upon at least, in the case of ~~Euro-Dollar~~SOFR Loans, three ~~Euro-Dollar~~U.S. Government Securities Business Days’ notice to the Administrative Agent, and subject to Section 2.14, prepay any Group of ~~Euro-Dollar~~SOFR Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment of a Group of Loans shall be applied to prepay ratably the Loans of the Lenders included in such Group.
(b)[Reserved]
(c)Upon receipt of a notice of prepayment pursuant to this Section, the Administrative Agent shall promptly notify each Lender of the contents thereof and of such Lender’s ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower; provided that a notice of prepayment may state that such notice is conditioned upon the effectiveness of other credit facilities or any other transaction, in which case such notice may be revoked by the Borrower if such condition is not satisfied.
Section 2.11Scheduled Termination of Commitments. The Commitments shall terminate on the Termination Date.

15966481v6 24740.00073

Section 2.12General Provisions as to Payments.
(a)The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, without setoff or counterclaim and not later than 12:00 Noon on the date when due, in Federal or other funds immediately available to the Administrative Agent at its address referred to in Section 9.1. The Administrative Agent will promptly distribute to each Lender, for the account of its Applicable Lending Office, its ratable share (or other applicable share as provided herein) of each such payment received by the Administrative Agent for the account of the respective Lenders to which such payment is owed. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the ~~Euro-Dollar~~SOFR Loans shall be due on a day that is not a ~~Euro-Dollar~~U.S. Government Securities Business Day, the date for payment thereof shall be extended to the next succeeding ~~Euro-Dollar~~U.S. Government Securities Business Day unless such ~~Euro-Dollar~~U.S. Government Securities Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding ~~Euro-Dollar~~U.S. Government Securities Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.
(b)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the ~~greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.
Section 2.13Funding Losses. If the Borrower makes any payment of principal with respect to any ~~Euro-Dollar~~SOFR Loan or any ~~Euro-Dollar~~SOFR Loan is converted (pursuant to Article 6 or 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if the Borrower fails to borrow, prepay, convert or continue any ~~Euro-Dollar~~SOFR Loans after notice has been given to any Lender in accordance with Section 2.4(a), 2.10(c) or 2.11(c), the Borrower shall reimburse each Lender within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Lender shall have delivered to the Borrower a certificate as to the amount of such loss or expense indicating in reasonable detail the computation thereof, which certificate shall be conclusive in the absence of manifest error.
Section 2.14Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

15966481v6 24740.00073

Section 2.15Registry.
(a)The Administrative Agent shall, acting solely for such purpose as a non-fiduciary agent of the Borrower, maintain at one of its filing offices in the United States a register (the “Register”) on which it will record the Commitment of each Lender, each Loan made by such Lender and each repayment of any Loan made by such Lender. Any such recordation by the Administrative Agent on the Register shall be conclusive, absent manifest error. With respect to any Lender, the assignment or other transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made and Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and otherwise complies with Section 9.6(c). The registration of assignment or other transfer of all or part of the Commitment, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement referred to in Section 9.6(c). The Register shall be available at the offices where kept by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. The Borrower may not replace any Lender pursuant to Section 8.6 unless, with respect to any Notes held by such Lender, the requirements of this subsection have been satisfied. Each Lender shall record on its internal records (including computerized systems) the foregoing information as to its own Commitment and Loans. Failure to make any such recordation, or any error in such recordation, shall not affect the obligations of the Borrower or any Lender under the Loan Documents.
(b)The Borrower hereby agrees that, upon the request of any Lender at any time, such Lender’s Loans shall be evidenced by a promissory note or notes of the Borrower (each a “Note”), substantially in the form of Exhibits A-1 or A-2 hereto, payable to the order of such Lender and representing the obligation of the Borrower to pay the unpaid principal amount of the Loans made by such Lender, with interest as provided herein on the unpaid principal amount from time to time outstanding.
Section 2.16Increase in ~~Loans~~Commitments. (a) The Borrower may, at any time by notice to the Administrative Agent, propose an increase in the total Commitments hereunder (each such proposed increase being a “Commitment Increase”) either by (x) having a Lender increase its Commitment then in effect (each an “Increasing Lender”) (provided that, for the avoidance of doubt, any Lender may elect or decline, in its sole discretion, to be an Increasing Lender) or (y) adding as a Lender with a new Commitment hereunder a Person that is not then a Lender (each an “Assuming Lender”) (with, solely in the case of (y), if such Person is not a Lender or a Lender Affiliate, the approval of the Administrative Agent and the Swingline Lender (such notice not to be unreasonably withheld, delayed or conditioned)), which notice shall specify the name of each Increasing Lender and/or Assuming Lender, as applicable, the amount of the Commitment Increase and the portion thereof being assumed by each such Increasing Lender or Assuming Lender, and the date on which such Commitment Increase is to be effective (the “Commitment Increase Date”) (which shall be a Domestic Business Day at least three Domestic Business Days after delivery of such notice and 30 days prior to the Termination Date); provided that:
(i)the minimum amount of the increase of the Commitment of any Increasing Lender, and the minimum amount of the Commitment of any Assuming Lender, as part of any Commitment Increase shall be $10,000,000 or a larger multiple of $1,000,000;
(ii)immediately after giving effect to any Commitment Increase, the aggregate amount of Commitment Increases effected pursuant to this Section 2.17 shall not exceed $250,000,000;

15966481v6 24740.00073

(iii)no Default shall have occurred and be continuing on the relevant Commitment Increase Date or shall result from any Commitment Increase; and
(iv)the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects (or, if qualified as to materiality, in all respects) on and as of the date of the relevant Commitment Increase Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true in all material respects(or, if qualified as to materiality, in all respects) as of such earlier date).
(a)Each Commitment Increase (and the increase of the Commitment of each Increasing Lender and/or the new Commitment of each Assuming Lender, as applicable, resulting therefrom) shall become effective as of the relevant Commitment Increase Date upon receipt by the Administrative Agent, on or prior to 11:00 A.M. on such Commitment Increase Date, of (A) a certificate of a duly authorized officer of the Borrower stating that the conditions with respect to such Commitment Increase under this Section 2.17 have been satisfied and (B) an agreement, in form and substance reasonably satisfactory to the Borrower and the Administrative Agent, pursuant to which, effective as of such Commitment Increase Date, the Commitment of each such Increasing Lender shall be increased and/or each such Assuming Lender shall undertake a Commitment, duly executed by such Increasing Lender or Assuming Lender, as the case may be, and the Borrower and acknowledged by the Administrative Agent. Upon the Administrative Agent’s receipt of a fully executed agreement from each Increasing Lender and/or Assuming Lender referred to in clause (B) above, together with the certificate referred to in clause (A) above, the Administrative Agent shall record the information contained in each such agreement in the Register and give prompt notice of the relevant Commitment Increase to the Borrower and the Lenders (including, if applicable, each Assuming Lender). On each Commitment Increase Date, (x) in the event Revolving Credit Loans are then outstanding, (i) each relevant Increasing Lender and Assuming Lender shall make available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other relevant Lenders, as being required in order to cause, after giving effect to such increase and the application of such amounts to make payments to such other relevant Lenders, the Revolving Credit Loans to be held ratably by all Lenders in accordance with their respective Commitments, (ii) the Borrower shall be deemed to have prepaid and reborrowed all outstanding Revolving Credit Loans as of such Commitment Increase Date (with such borrowing to consist of the Type of Loans, with related Interest Periods if applicable, specified in a notice delivered by the Borrower in accordance with the requirements of Section 2.2) and (iii) the Borrower shall pay to the Lenders the amounts, if any, payable under Section 2.14 as a result of such prepayment, and (y) if there are Swingline Loans then outstanding, the participations of the Lenders in such Swingline Loans will be automatically adjusted to be held ratably after giving effect to the applicable Commitment Increase.
Section 2.17Swingline Loans.
(a)Agreement to Lend. From time to time prior to the Swingline Termination Date, subject to the terms and conditions hereof and in reliance on the agreements of the Lenders set forth in this Section, the Swingline Lender agrees to make Swingline Loans to the Borrower pursuant to this Section; provided that, immediately after each Swingline Loan is made, the aggregate outstanding principal amount of all Swingline Loans will not (i) result in the Revolving Credit Exposure of any Lender exceeding its Commitment, (ii) result in the sum of the total Revolving Credit Exposures exceeding the aggregate amount of the Commitments or (iii) exceed the lesser of (A) $100,000,000 and (B) the aggregate amount of the Commitments. Each Swingline Loan shall be in a principal amount of $1,000,000 or any larger multiple thereof. No Swingline Loan may be used to refinance an outstanding Swingline Loan. Within the foregoing

15966481v6 24740.00073

limits, the Borrower may borrow under this Section 2.18, prepay Swingline Loans and reborrow at any time prior to the Swingline Termination Date under this Section 2.18.
(b)Swingline Borrowing Procedure. The Borrower shall give the Swingline Lender notice not later than 3:00 P.M. on the date of each Swingline Loan, specifying the amount of such Loan, whether the Swingline Loan shall bear interest ~~at~~based on the ~~Euro-Dollar~~SOFR Market Index Rate or the Base Rate, and the date of such borrowing, which shall be a Domestic Business Day. Not later than 4:00 P.M. on the date of each Swingline Loan, the Swingline Lender shall, unless it determines that any applicable condition specified in Article 3 has not been satisfied, make available the amount of such Swingline Loan, in Federal or other immediately available funds, to the Borrower at the Swingline Lender’s address specified in or pursuant to Section 9.1.
(c)Interest. Each Swingline Loan shall bear interest on the outstanding principal amount thereof, for each day from the day such Loan is made to but excluding the day it becomes due, at a rate per annum equal to (i) the sum of the ~~Euro-Dollar~~SOFR Market Index Rate plus the Applicable Margin for ~~Euro-Dollar~~SOFR Loans or (ii) the sum of the Base Rate plus the Applicable Margin for Base Rate Loans. Such interest shall be payable at maturity and quarterly in arrears on each Quarterly Date prior to maturity. Any overdue principal of or interest on any Swingline Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate then applicable to Swingline Loans plus the Applicable Margin.
(d)Maturity; Mandatory Prepayment. Each Swingline Loan shall mature, and the principal amount thereof shall be due and payable, on the earlier of the date falling 10 Domestic Business Days after such Loan is made and the Swingline Termination Date. In addition, on the date of each Borrowing of Revolving Credit Loans pursuant to Section 2.1, the Administrative Agent shall apply the proceeds thereof to prepay all Swingline Loans then outstanding.
(e)Optional Prepayment. The Borrower may prepay any Swingline Loan in whole at any time, or from time to time in part in a principal amount of $1,000,000 or any larger multiple thereof, by giving notice of such prepayment to the Swingline Lender not later than 1:00 P.M. on the date of prepayment.
(f)Payments. All payments to the Swingline Lender under this Section 2.18 shall be made to it at its address specified in or pursuant to Section 9.1 in Federal or other immediately available funds, not later than 3:00 P.M. on the date of payment.
(g)Participations by Lenders in Swingline Loans.
(i)Immediately upon the making of a Swingline Loan by the Swingline Lender, and without any further action on the part of such Swingline Lender or the Lenders, such Swingline Lender hereby grants to each Lender, and each Lender hereby acquires from such Swingline Lender, a participation in such Swingline Loan equal to such Lender’s pro rata share, based upon its Commitment in proportion to the aggregate Commitments of the amount of such Swingline Loan. The Swingline Lender may, by written notice given to the Administrative Agent not later than 10:00 A.M. on any Domestic Business Day, require the Lenders to fund participations on such Domestic Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Lenders will fund such participations. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Lender, specifying in such notice such Lender’s pro rata share of such Swingline Loan or Loans. Each Lender hereby absolutely, unconditionally and irrevocably agrees, upon receipt of notice as provided above in this paragraph, to pay to

15966481v6 24740.00073

the Administrative Agent, for account of the Swingline Lender, such Lender’s pro rata share of such Swingline Loan or Loans. Each Lender acknowledges and agrees that its obligation to acquire and fund participations in Swingline Loans pursuant to this paragraph is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.4 with respect to Revolving Credit Loans made by such Lender (and Section 2.4 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Lenders.
(ii)The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan funded pursuant to the preceding paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent. Any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Lenders that shall have made their payments pursuant to the preceding paragraph and to such Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.
Article 3

CONDITIONS
Section 3.1Closing Date. The Closing Date hereunder shall occur on the first date on which each of the following conditions shall have been satisfied:
(a)receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower and each of the Lenders;
(b)receipt by the Administrative Agent, to the extent requested by any Lender not less than five Domestic Business Days prior to the Closing Date, of any Notes so requested duly executed by the Borrower;
(c)receipt by the Administrative Agent of evidence that all fees and expenses payable on or before the Closing Date by the Borrower, and for which invoices have been presented at least two Domestic Business Days prior to the Closing Date, for the account of the Lenders and the Lender Affiliates in connection with this Agreement shall have been paid in full on or before such date;
(d)receipt by the Administrative Agent of opinions of (i) Hinckley, Allen & Snyder LLP, special counsel for the Borrower and (ii) Vanessa Allen Sutherland, Senior Vice President Government Relations and Chief Legal Officer of the Borrower (or another counsel for the Borrower reasonably satisfactory to the Administrative Agent) in substance reasonably satisfactory to the Administrative Agent;

15966481v6 24740.00073

(e)evidence that as of the Closing Date (i) the principal of and interest on, and all other fees owing under the Existing Credit Agreement shall have been (or shall be contemporaneously) paid in full and (ii) the commitments of the banks under the Existing Credit Agreement shall have been (or shall be contemporaneously) terminated (and in each case, each Lender which is a party to the Existing Credit Agreement hereby waives compliance with the time requirement that a notice of termination or prepayment be given in advance of the Closing Date);
(f)receipt by the Administrative Agent of all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Loan Documents and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent;
(g)receipt by the Administrative Agent of a certificate, dated as of the Closing Date and signed by duly authorized officers of the Borrower, substantially in the form of Exhibit C hereto; and
(h)the Borrower shall have provided to the Administrative Agent and the Lenders, at least 5 Domestic Business Days prior to the Closing Date, (x) all documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations and (y) to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230 (the “Beneficial Ownership Regulation”), a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation (a “Beneficial Ownership Certification”).
Without limiting the generality of the provisions of Section 7.3(c), for purposes of determining compliance with the conditions specified in this Section 3.1, the Administrative Agent and each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
Section 3.2Borrowings. The obligation of any Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:
(a)receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2 or receipt by the Swingline Lender of notice as required by Section 2.18(b), as the case may be;
(b)immediately after such Borrowing and application of the proceeds thereof, (i) in the case of a Borrowing of a Revolving Credit Loan, the aggregate outstanding principal amount of the Revolving Credit Loans shall not exceed the aggregate amount of the Commitments and (ii) in the case of a Borrowing of a Swingline Loan, the aggregate outstanding principal amount of all Swingline Loans shall not exceed the lesser of (A) $100,000,000 and (B) the aggregate amount of the Commitment;
(c)immediately before and after such Borrowing, no Default shall have occurred and be continuing;
(d)the representations and warranties of the Borrower contained in this Agreement (other than the representations and warranties set forth in Sections 4.4(b) and 4.5) shall be true in all material respects (or in all respects in the case of any representation or warranty already

15966481v6 24740.00073

qualified by materiality) on and as of the date of such Borrowing (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true in all material respects (or in all respects in the case of any representation or warranty already qualified by materiality) as of such earlier date); and
(e)the Closing Date shall have occurred on or prior to May 15, 2020.
Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.
Section 3.3Waiver by Lenders. In order to facilitate the satisfaction of the condition set forth in Section 3.1(e) above, each of the parties hereto that is a party to the Existing Credit Agreement waives (i) the requirement in Section 2.9(a) thereof that a notice terminating the commitments of the banks thereunder must be given at least three Domestic Business Days prior to such termination and (ii) to the extent necessary, the requirement in Section 2.11(a) thereof that a notice of prepayment of any Base Rate Borrowing (as defined in the Existing Credit Agreement) must be given at least one Domestic Business Day prior to such prepayment. The waivers granted under this Section are subject to the obligations of the Borrower to pay to each bank party to the Existing Credit Agreement all amounts payable by the Borrower to such bank pursuant to Section 2.14 of the Existing Credit Agreement as a result of any prepayment.
Article 4

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants on the date hereof that:
Section 4.1Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Virginia (or, if another corporation has become the Borrower as permitted by Section 5.9, the laws of its jurisdiction of incorporation). The Borrower has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents and approvals could not be reasonably expected to result in a Material Adverse Change.
Section 4.2Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of the Loan Documents are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for filings with governmental agencies (x) which filings are necessary or desirable in order for the Borrower to comply with disclosure obligations under applicable laws and (y) which filings, if not made, would not have any effect on the validity or enforceability of the Loan Documents and the obligations of the Borrower thereunder) and do not contravene, or constitute a default under, any provision of law or regulation applicable to the Borrower (including without limitation the Margin Regulations) or of the articles of incorporation or by-laws of the Borrower, or of any agreement under which Debt may be incurred or any other material agreement or instrument binding upon the Borrower or any of its Consolidated Subsidiaries (excluding any contravention or default of any material agreement or instrument as could not reasonably be expected to result in a Material Adverse Change) or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries.
Section 4.3Binding Effect. This Agreement constitutes, and when executed and delivered in accordance with this Agreement, each Note will constitute, a valid and binding

15966481v6 24740.00073

obligation of the Borrower, enforceable against it in accordance with its terms, subject to (i) applicable Debtor Relief Laws and (ii) equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 4.4Financial Information.
(a)The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 2019 and the related consolidated statements of income, comprehensive income, cash flows and changes in stockholders’ equity for the fiscal year then ended, reported on by KPMG LLP and set forth in the Borrower’s 2019 Form 10-K, a copy of which has been delivered to each of the Lenders or otherwise made available to the Lenders as contemplated by Section 5.1, fairly present, in conformity with generally accepted accounting principles in the United States, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations, cash flows and changes in stockholders’ equity for such fiscal year.
(b)Since December 31, 2019, there has been no material adverse change in the consolidated financial condition, operations or assets of the Borrower and its Consolidated Subsidiaries, taken as a whole (a “Material Adverse Change”).
(c)The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
Section 4.5Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Consolidated Subsidiaries before any court or arbitrator or any governmental body, agency or official, which, if determined adversely, could reasonably be expected to result in a Material Adverse Change or which in any manner impairs the validity or enforceability of the Loan Documents in any material respect.
Section 4.6Compliance with Laws.
(a)The Borrower and its Consolidated Subsidiaries are in compliance in all material respects with all applicable provisions of the United States Interstate Commerce Commission Termination Act of 1995, as amended, and all regulations, orders, rulings and official interpretations thereunder, except where the failure to so comply could not reasonably be expected to result in a Material Adverse Change.
(b)Except as would not reasonably be expected to result in a Material Adverse Change, each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. Except as would not reasonably be expected to result in a Material Adverse Change, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any material contribution or payment due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan, or made any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or which could reasonably be expected to subject any Plan to the increased funding rules under Section 430 of the Internal Revenue Code or Section 303 of ERISA, (iii) incurred any material liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, or (iv) received any written notification that any Multiemployer Plan is

15966481v6 24740.00073

in “endangered” or “critical” status (within the meaning of Section 432 of the Internal Revenue Code or Section 305 of ERISA) or is insolvent or has been terminated (within the meaning of Title IV of ERISA).
Section 4.7Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, neither the Borrower nor any Consolidated Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.
Section 4.8Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary or are contesting such assessment in good faith by appropriate proceedings, except where the failure to so pay or file could not be reasonably expected to result in a Material Adverse Change. The statute of limitations on Internal Revenue Service examinations has expired for all years prior to 2015.
Section 4.9Significant Subsidiaries. Each of the Borrower’s Significant Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, franchises, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, franchises, consents and approvals could not be reasonably expected to result in a Material Adverse Change.
Section 4.10Not an Investment Company. The Borrower is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 4.11Full Disclosure. All written information (it being understood that such information will be deemed to include the Borrower’s most recent filings on Form 10-K and Form 10-Q and any filing on Form 8-K, or posting on the Borrower’s website at http://www.nscorp.com/content/nscorp/en/investor-relations/financial-reports/sec-filings.html, filed or posted not less than three (3) Domestic Business Days prior to the date hereof), taken as a whole, heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Administrative Agent or any Lender will be (in the case of any such information furnished after the date hereof, after giving effect to any supplements thereto), complete and correct in all material respects on the date as of which such information is stated or certified.
Section 4.12No Default. No Default has occurred and is continuing and neither the Borrower nor any of its Subsidiaries is in default under or with respect to any material contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected where such default could reasonably be expected to result in a Material Adverse Change.
Section 4.13Anti-Corruption Laws and Sanctions. The Borrower, its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of the Borrower, its agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Borrower, any Subsidiary or, to the knowledge of the Borrower, any of their

15966481v6 24740.00073

respective directors, officers or employees has taken any action, directly or indirectly, that would result in a violation by such Persons of any Sanctions or Anti-Corruption Laws.
Section 4.14Not an Affected Financial Institution or Covered Party. The Borrower is not an Affected Financial Institution ~~as defined in Section 1.1~~or Covered Party.
Article 5

COVENANTS
The Borrower agrees that, so long as any Lender has any Commitment hereunder or any principal of or interest on any Loan remains unpaid:
Section 5.1Information. The Borrower will deliver to the Administrative Agent for circulation to each of the Lenders:
(a)promptly after they are publicly available, and in any event within 15 days after they are required to be filed with the SEC after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and changes in stockholders’ equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in accordance with regulations of the SEC by KPMG LLP or other independent public accountants of nationally recognized standing;
(b)promptly after they are publicly available, and in any event within 15 days after they are required to be filed with the SEC after the end of each of the first three quarters of each fiscal year of the Borrower, (x) a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter, setting forth in comparative form the figures at the end of the Borrower’s previous fiscal year, (y) the related consolidated statement of income for such quarter and for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower’s previous fiscal year, and (z) the related consolidated statement of cash flows for the portion of the Borrower’s fiscal year ended at the end of such quarter, setting forth in comparative form the figures for the corresponding portion of the Borrower’s previous fiscal year, certified by the chief financial officer or the chief accounting officer of the Borrower (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency as of the dates and for the periods indicated (except for changes in generally accepted accounting principles concurred in by the Borrower’s independent public accountants);
(c)simultaneously with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer, the chief accounting officer, treasurer or any assistant treasurer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 5.7 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)within 10 days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

15966481v6 24740.00073

(e)promptly after the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent), proxy statements or any other documents distributed by the Borrower to its shareholders generally which contain equivalent information to that contained in Forms 10-K, 10-Q and 8-K (or their equivalents) or proxy statements, and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the SEC; provided however that such proxy statements or other documents distributed by the Borrower to its shareholders need not be furnished so long as the Borrower is a reporting company under the Securities Exchange Act of 1934, as amended;
(f)except as would not reasonably be expected to cause a Material Adverse Change: if and within 10 Domestic Business Days after the date any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA or knows that the plan administrator of any Plan has given or is required to give notice of any reportable event with respect to any Plan which could reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of the imposition of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate is insolvent or has been terminated (within the meaning of Title IV of ERISA), or is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution due under any Multiemployer Plan in which more than 100 employees of members of the ERISA Group participate or under any Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, any of which has resulted in the imposition of a Lien under Section 430(k) of the Internal Revenue Code or Section 303(k) of ERISA or could reasonably be expected to result in such Plan becoming subject to the increased funding requirements under Section 430 of the Internal Revenue Code or Section 303 of ERISA, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take;
(g)as soon as reasonably practicable after any officer of the Borrower obtains knowledge of the commencement of, or of a threat of the commencement of, any actions, suits or proceedings against the Borrower or any of its Subsidiaries before any court or arbitrator or any Governmental Authority which, if determined adversely, could reasonably be expected to result in a Material Adverse Change or which in any manner questions the validity or enforceability of the Loan Documents in any material respect, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Lender;
(h)from time to time such additional publicly available information regarding the financial position or business of the Borrower and its Consolidated Subsidiaries as any Lender through the Administrative Agent may reasonably request; and

15966481v6 24740.00073

(i)promptly following any request therefor, deliver information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation (to the extent applicable).
Information required to be delivered pursuant to this Section 5.1 shall be deemed to have been delivered to the Administrative Agent on the date that such information has been posted on the Borrower’s website on the Internet at http://www.nscorp.com/content/nscorp/en/investor-relations/financial-reports/sec-filings.html or is available on the website of the SEC at http://www.sec.gov (to the extent such information has been posted or is available as described in such notice). Information required to be delivered pursuant to this Section 5.1 may also be delivered via the Platform or other electronic communication (in .pdf form) pursuant to procedures approved by the Administrative Agent pursuant to Section 9.1 hereto. Upon the release of any such information, the Borrower shall provide a hard copy of such document as any Lender may reasonably request from time to time.
Section 5.2Maintenance of Property; Insurance.
(a)The Borrower will keep, and will cause each Significant Subsidiary to keep, all property deemed by the Borrower to be necessary to its business in such order and condition as the Borrower shall consider prudent, ordinary wear and tear excepted.
(b)The Borrower will maintain insurance (or self-insurance) in such amounts as it reasonably deems necessary to carry on its business on terms the Borrower reasonably deems appropriate.
Section 5.3Conduct of Business and Maintenance of Existence. The Borrower will preserve, renew and keep in full force and effect its corporate existence, except as permitted by Section 5.9, and its rights, privileges and franchises reasonably deemed by the Borrower to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. The Borrower will cause each of its Significant Subsidiaries to continue to engage in business of the same general type as now conducted by it, and will cause each of them to preserve, renew and keep in full force and effect their respective corporate existence and their respective rights, privileges and franchises reasonably deemed by the Borrower to be necessary in the normal conduct of business, except where the failure to maintain such rights, privileges and franchises could not be reasonably expected to result in a Material Adverse Change. Nothing in this Section 5.3 shall prohibit a merger, consolidation or share exchange pursuant to which any two corporations shall be combined into a single corporation or the acquisition by any corporation of substantially all of the assets of another corporation.
Section 5.4Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, in all material respects, with all applicable laws, ordinances, rules, regulations, and requirements of Governmental Authorities (including, without limitation, the Interstate Commerce Commission Termination Act of 1995, Environmental Laws, ERISA, Anti-Corruption Laws and applicable Sanctions, and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where such failure could not be reasonably expected to result in a Material Adverse Change.
Section 5.5Payment of Obligations. The Borrower will pay and discharge, and will cause each Significant Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid would by law give rise to a Lien not

15966481v6 24740.00073

permitted by this Agreement), except, where the same may be contested in good faith by appropriate proceedings or, where the failure to pay such obligation or liability could not be reasonably expected to result in a Material Adverse Change, and will maintain, and will cause each Significant Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.
Section 5.6Inspection of Property, Books and Records. The Borrower will keep, and will cause each Significant Subsidiary to keep, proper books of record and account in accordance with generally accepted accounting principles; and will permit, and will cause each Subsidiary to permit, representatives designated in writing by any Lender at such Lender’s expense (coordinated through the Administrative Agent), and subject to such limitations as the Borrower may reasonably impose to insure safety or compliance with any applicable legal or contractual restrictions, to visit and inspect any of their respective properties, to examine and make abstracts from any of their corporate books and financial records and to discuss their respective affairs, finances and accounts with their respective principal officers, all at such reasonable times during normal business hours, after reasonable prior notice; provided that, unless a Default of Event of Default shall have occurred and be continuing, there shall be no more than two such inspections by the Administrative Agent and the Lenders taken as a whole during any fiscal year.
Section 5.7Leverage Ratio. The Leverage Ratio will not exceed, at any time on or after the Effective Date, 65%.
Section 5.8Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any other asset now owned or hereafter acquired by it except:
(a)Liens existing on the date of this Agreement that have attached (or that hereafter attach, pursuant to agreements in effect on the date hereof, to assets not owned by Persons subject to such agreements on the date hereof);
(b)any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary and not created in contemplation of such event;
(c)any Lien (created pursuant to an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) on any asset or pool of assets securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring, constructing or rebuilding such asset or pool of assets;
(d)any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;
(e)any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;
(f)Liens created, assumed or existing on assets associated with real estate development projects or development joint ventures;
(g)any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, provided that such Debt is not increased (other than by the Permitted Additional Amount) and is not secured by any additional assets (other than any replacement assets);
(h)inchoate tax Liens;

15966481v6 24740.00073

(i)Liens arising in the ordinary course of its business, which (i) do not secure Debt or Derivatives Obligations and (ii) do not, in the aggregate, materially detract from the value of its material assets or materially impair the use thereof in the operation of its business;
(j)Liens on “margin stock” (as defined in the Margin Regulations), if and to the extent that the value of such margin stock exceeds 25% of the total assets of the Borrower and its Subsidiaries subject to this Section;
(k)Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $100,000,000;
(l)Liens upon real and/or personal property, which property was acquired after the Closing Date (by purchase, construction or otherwise) by the Borrower or any of its Subsidiaries, provided that each of such Liens exists only on such property and any proceeds or replacements thereof;
(m)Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal amount at any time outstanding not in excess of 12.5% of Consolidated Net Tangible Assets; and
(n)Liens on assets of a Subsidiary to secure obligations owed by such Subsidiary to the Borrower.
Notwithstanding the foregoing, neither the Borrower nor any Subsidiary will create, assume, incur or suffer to exist any Lien otherwise permitted by this Section 5.8 on any equity interest or Debt of Norfolk Southern Railway Company now directly owned or hereafter acquired to secure any Debt for money borrowed or Debt evidenced by a bond, note, debenture or other evidence of indebtedness, without in any such case making effective provision whereby all of the obligations owing hereunder shall be secured equally and ratably with such Debt.
Section 5.9Consolidations, Mergers and Sales of Assets.
(a)The Borrower will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its assets to any other Person; provided that the Borrower may merge or consolidate with another Person or sell all or substantially all of its assets to another Person if:
(A)the Person surviving such merger or consolidation, or the Person that acquires substantially all of the Borrower’s assets, is a business corporation incorporated under the laws of a State of the United States of America;
(B)the Person surviving such merger or consolidation, if not the Borrower, or the Person that acquires substantially all of the Borrower’s assets, (i) executes and delivers to the Administrative Agent and each of the Lenders an instrument in form reasonably satisfactory to the Administrative Agent pursuant to which such Person assumes all of the Borrower’s obligations under the Loan Documents as theretofore amended or modified, including the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Loan made to the Borrower pursuant to this Agreement, the full and punctual payment of all other amounts payable hereunder and the performance of all of the other covenants and agreements contained

15966481v6 24740.00073

herein, (ii) provides to the Administrative Agent and the Lenders, at least 5 Domestic Business Days prior to the closing of such merger, consolidation or sale of assets, (x) all documentation and other information requested by the Administrative Agent or any Lender in order to comply with requirements of the PATRIOT Act, applicable “know your customer” and anti-money laundering rules and regulations and (y) to the extent such Person qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation and (iii) if requested by the Required Lenders, delivers an opinion of counsel reasonably satisfactory to the Required Lenders (it being understood that an opinion delivered substantially in the form provided on the Closing Date shall be reasonably satisfactory), in each case after giving effect to such merger, consolidation or sale of assets, as the case may be; and
(C)immediately after giving effect to such merger, consolidation or sale of assets, no Default shall have occurred and be continuing and the representations and warranties of the Borrower contained in this Agreement shall be true in all material respects (or, if qualified as to materiality, in all respects) as if made immediately after such merger, consolidation or sale of assets (except to the extent such representations and warranties specifically relate to an earlier date, in which case, such representations and warranties shall be true in all material respects (or, if qualified as to materiality, in all respects) as of such earlier date).
It is understood that: (i) the reference in Section 4.4(b) to changes in respect of the Borrower and its Consolidated Subsidiaries refers to changes from the business and consolidated financial position of Norfolk Southern Corporation and its Consolidated Subsidiaries at such date, including changes that occur as a result of another Person becoming the Borrower pursuant to such a merger, consolidation or sale of assets and (ii) the references in Section 6.1(l) to individuals who were directors of the Borrower at any time before such a merger, consolidation or sale of assets refers only to individuals who were directors of the Person who was the Borrower at that time. No Person who was the Borrower shall be released from any of its obligations hereunder upon the assumption of such obligations by another Person. For purposes of this Section, the term “consolidate with” means a transaction in which the Borrower and another corporation consolidate to form a new corporation pursuant to the laws of their jurisdictions of incorporation and in which the Borrower and such other corporation cease to exist as separate corporate entities.
(b)Subject to subsection (a) above and subsection (c) below, the Borrower and its Subsidiaries will not sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person.
(c)The Borrower will at all times own, directly or indirectly all of the shares of capital stock or other ownership interests of Norfolk Southern Railway Company, or the successor thereto by merger, consolidation or share exchange or the Person, if any, who has acquired substantially all of such corporation’s assets (“NSRC”), except directors’ qualifying shares. The Borrower will cause NSRC to continue to own and operate the railroads and any material related assets owned and operated by it on the date hereof; provided that nothing in this Section shall prohibit dispositions (by sale, merger or otherwise) by NSRC of (A) assets in the ordinary course of business or (B) obsolete or unproductive assets.

15966481v6 24740.00073

Section 5.10Use of Proceeds. The proceeds of the Loans will be used by the Borrower for general corporate purposes of the Borrower and its Subsidiaries. The Borrower will not request any Borrowing, and the Borrower shall not use the proceeds of any Borrowing (i) to purchase or carry “margin stock” (as defined in the Margin Regulations) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case in violation of Margin Regulations, or (ii) directly or knowingly indirectly (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in any manner that would result in the violation of any Sanctions applicable to any party hereto.
Section 5.11Limitation on Subsidiary Debt. The Borrower will not permit any of its Subsidiaries to incur or at any time be liable with respect to any Debt except:
(a)Debt owing to the Borrower or a Subsidiary all of the outstanding common stock of which (other than directors’ qualifying shares) is owned directly or indirectly by the Borrower;
(b)Debt of Subsidiaries not otherwise permitted by this Section in an aggregate principal amount at any time outstanding not exceeding $1,250,000,000;
(c)Guarantees by any Subsidiary of Debt of its own Subsidiaries, provided that the Debt guaranteed is permitted under this Section;
(d)Debt of any Person at the time such Person becomes a Subsidiary and not incurred in contemplation of such event;
(e)Debt of a Subsidiary in existence on the Effective Date and extensions, renewals and refinancings thereof, provided that the principal amount of such Debt is not increased except by an amount no greater than the Permitted Additional Amount;
(f)Debt of a Subsidiary incurred in connection with the financing of any asset, but solely to the extent that under the terms of such Debt the obligations of such Subsidiary with respect to such Debt may be satisfied by recourse only to such asset and the proceeds and replacements thereof;
(g)obligations (contingent or otherwise) of any Subsidiary arising under any swap contract or hedge agreement; provided that such obligations are (or were) entered into in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets or property held or reasonably anticipated by such Person, and not for purposes of speculation;
(h)Debt arising from the endorsement of instruments in the ordinary course of business;
(i)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; and
(j)Debt of Subsidiaries incurred or assumed (in connection with an equipment trust agreement, conditional sale agreement, chattel mortgage or lease or otherwise) for the purpose of directly or indirectly financing all or any part of the cost of acquiring, constructing or rebuilding

15966481v6 24740.00073

any asset and any renewal, extension or refinancing thereof; provided that the aggregate principal amount of such Debt (other than extensions, renewals and refinancings that do not increase the principal amount thereof except by an amount no greater than the Permitted Additional Amount) incurred or assumed in any fiscal year of the Borrower pursuant to this clause (j) shall not exceed $800,000,000.
Section 5.12Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arm’s-length basis on terms no less favorable in any material respect to the Borrower or such Subsidiary than could have been obtained from a third party who was not an Affiliate; provided that the foregoing provisions of this Section shall not prohibit (i) the declaration or payment of any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class, (ii) transactions entered into in the ordinary course of business with joint ventures in which the Borrower has a direct or indirect interest to the extent the Borrower has determined in its reasonable judgment that the business purpose achieved by such transactions renders the terms thereof reasonable or (iii) any payment under any tax sharing agreement entered into among the Borrower and any of its Subsidiaries.
Article 6

DEFAULT
Section 6.1Events of Default. If one or more of the following events (“Events of Default”) shall have occurred and be continuing:
(a)the Borrower shall default in the payment when due of any principal of any Loan, or shall default in the payment, within 10 days of the due date thereof, of any interest, fees or other amount payable hereunder;
(b)the Borrower shall fail to observe or perform any covenant contained in Sections 5.7 to 5.12, inclusive;
(c)the Borrower shall fail to observe or perform any covenant or agreement contained in any Loan Document (other than those covered by clause (a) or (b) above) for 30 days after written notice thereof has been given to the Borrower by the Administrative Agent at the request of any Lender;
(d)any representation, warranty or certification made (or deemed made) by the Borrower in any Loan Document or in any certificate, financial statement or other document delivered pursuant to any Loan Document shall prove to have been incorrect in any material respect when made (or deemed made);
(e)the Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Material Debt when due or within any applicable grace period;
(f)any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder’s behalf to accelerate the maturity thereof;
(g)the Borrower or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a

15966481v6 24740.00073

trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of, or taking possession by, any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;
(h)an involuntary case or other proceeding shall be commenced against the Borrower or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any Debtor Relief Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;
(i)any member of the ERISA Group shall fail to pay when due an amount or amounts which it shall have become liable to pay under Title IV of ERISA that when aggregated could reasonably be expected to cause a Material Adverse Change; or (i) notice of intent to terminate a Material Plan, or notice that a Material Plan is in “at risk” status (within the meaning of Section 303 of ERISA) or notice that a Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 305 of ERISA), shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or (ii) the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or (iii) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default (within the meaning of Section 4219(c)(5) of ERISA) with respect to, one or more Multiemployer Plans; and in each case in clauses (i) through (iii) above, such event or condition together with all other such events or conditions, if any, could reasonably be expected to cause a Material Adverse Change;
(j)a judgment or order for the payment of money (not paid or covered by insurance (except for deductibles) as to which the relevant insurance company has acknowledged coverage) in excess of $175,000,000 shall be rendered against the Borrower or any Significant Subsidiary and such judgment or order shall continue unsatisfied, unreversed, unvacated, undischarged and unstayed for a period of 30 days;
(k)any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 30% or more of the outstanding shares of common stock of the Borrower;
(l)at any time Continuing Directors shall not constitute a majority of the board of directors of the Borrower (“Continuing Director” means at any time each (i) individual who was a director of the Borrower 24 months before such time, (ii) individual whose election or nomination as a director of Borrower was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the board of directors of the Borrower and (iii) individual whose election or nomination to the board of directors of the Borrower was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the board of directors of the Borrower); or
(m)any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or

15966481v6 24740.00073

satisfaction in full of all obligations hereunder, ceases to be in full force and effect; or the Borrower or any other Person contests in writing the validity or enforceability of any provision of any Loan Document; or the Borrower denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document;
then, and in every such event, the Administrative Agent shall if requested by the Required Lenders by notice to the Borrower (i) terminate the Commitments and they shall thereupon terminate, and (ii) if requested by the Required Lenders, by notice to the Borrower declare the Loans (together with accrued interest thereon) to be, and the Loans (together with accrued interest thereon) shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Administrative Agent or the Lenders, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.
Section 6.2Notice of Default. The Administrative Agent shall give notice to the Borrower under Section 6.1(c) promptly upon being requested to do so by any Lender and shall thereupon notify all the Lenders thereof.
Article 7

ADMINISTRATIVE AGENT
Section 7.1Appointment and Authorization. Each Lender irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms thereof, together with all such powers as are reasonably incidental thereto. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
Section 7.2Agents and Affiliates. The Administrative Agent shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not an Agent hereunder.
Section 7.3Exculpatory Provisions.
(a)The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

15966481v6 24740.00073

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Borrower’s affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of such Person’s affiliates in any capacity.
(b)The Administrative Agent shall not be liable for any action taken or not taken by it pursuant to this Agreement (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 6.1 and 9.5), or (ii) in the absence of its own gross negligence, willful misconduct or material breach of its obligations under the Loan Documents as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)The Administrative Agent shall not be responsible for, or have any duty to ascertain or inquire into, (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article 3 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
Section 7.4Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet- or intranet-website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

15966481v6 24740.00073

Section 7.5Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the Facilities as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
Section 7.6Indemnification. For so long as the Administrative Agent and the Swingline Lender shall serve in that respective capacity, each Lender shall, ratably in accordance with its Commitment (or, if the Commitments shall have terminated, the aggregate outstanding principal amount of its Loans), indemnify such Administrative Agent, the Swingline Lender and each of their respective Related Parties (to the extent not reimbursed by the Borrower) against any reasonable out-of-pocket cost, expense (which in the case of counsel, shall be limited to the reasonable and documented out-of-pocket fees and disbursements of one counsel to the Administrative Agent or Swingline Lender, as applicable, and, if necessary, special counsel acting in applicable multiple jurisdictions and a local counsel in each relevant jurisdiction), claim, demand, action, loss or liability (except such as result from such Indemnitee’s or any Related Indemnified Person’s gross negligence or willful misconduct or material breach of its or any Related Indemnified Person’s obligations under the Loan Documents) that such Indemnitee may suffer or incur in connection with this Agreement or any action taken or omitted by such Indemnitee hereunder.
Section 7.7Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 7.8Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank with an office in New York, organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent.

15966481v6 24740.00073

Section 7.9Administrative Agent’s Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent.
Section 7.10Syndication Agents, Arrangers and Documentation Agents. Neither the Syndication Agents, the Arrangers, nor the Documentation Agents shall have any duties or responsibilities hereunder in their respective capacities as such.
Section 7.11Certain ERISA Matters.
(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,
(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84- 14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(a)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s

15966481v6 24740.00073

entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 1.9Erroneous Payments.
(a)Each Lender and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (z) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in clauses (i) or (ii) of this Section 7.12(a), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in clauses (i) or (ii) above. Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of clause (a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.
(c)In the case of either clause (a)(i) or (a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one Domestic Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.
(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an

15966481v6 24740.00073

“Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments), the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment. The parties hereto acknowledge and agree that (1) any assignment contemplated in this clause (d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (2) the provisions of this clause (d) shall govern in the event of any conflict with the terms and conditions of Section 9.6 and (3) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.
(e)Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (1) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (2) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 7.12 or under the indemnification provisions of this Agreement, (y) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making a payment on the obligations and (z) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the obligations, the obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.
(f)Each party’s obligations under this Section 7.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations (or any portion thereof) under any Loan Document.
(g)Nothing in this Section 7.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.
Article 8

CHANGE IN CIRCUMSTANCE
Section 8.1Changed Circumstances.
(a)Circumstances Affecting Benchmark Availability. Subject to clause (c) below, in connection with any request for a SOFR Loan (or a SOFR Market Index Rate Loan) or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent

15966481v6 24740.00073

shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ascertaining Adjusted Term SOFR for the applicable Interest Period with respect to a proposed SOFR Loan on or prior to the first day of such Interest Period (or a SOFR Market Interest Rate Loan) or (ii) the Required Lenders (or the Swingline Lender, in the case of a SOFR Market Index Rate Loan) shall determine (which determination shall be conclusive and binding absent manifest error) that Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and, in the case of clause (ii), the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make SOFR Loans (or of the Swingline Lender to make SOFR Market Index Rate Loans), and any right of the Borrower to convert any Loan to or continue any Loan as a SOFR Loan, shall be suspended (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or SOFR Market Index Rate Loans or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period (or immediately, in the case of SOFR Market Index Rate Loans). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14.
(b)Laws Affecting SOFR Availability. If, after the date hereof, the introduction of, or any change in, any applicable law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Applicable Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Applicable Lending Offices) to honor its obligations hereunder to make or maintain any SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR, SOFR Market Index Rate or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders (an “Illegality Notice”). Thereafter, until each affected Lender notifies the Administrative Agent and the Administrative Agent notifies the Borrower that the circumstances giving rise to such determination no longer exist, (i) any obligation of the Lenders to make SOFR Loans or SOFR Market Index Rate Loans, and any right of the Borrower to convert any Loan to a SOFR Loan or continue any Loan as a SOFR Loan, shall be suspended and (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”. Upon receipt of an Illegality Notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans and/or SOFR Market Index Rate Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor (or immediately, in the case of SOFR Market Index Rate Loans), if all affected Lenders may lawfully continue to maintain such SOFR Loans and/or SOFR Market Index Rate Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such SOFR Loans and/or SOFR Market Index Rate Loans to such day. Upon any such prepayment or conversion, the

15966481v6 24740.00073

Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.14.
~~(a) Basis for Determining Interest Rate Inadequate or Unfair. Subject to clause (b) below, if on or prior to the first day of any Interest Period for any Euro-Dollar Loan:~~
~~(i) the Administrative Agent shall determine that deposits in dollars (in the applicable amounts) are not being offered to banks in the relevant market for such Interest Period,~~
~~(ii) the Administrative Agent shall determine that reasonable and adequate means do not exist for ascertaining the London Interbank Offered Rate for such Interest Period with respect to a proposed Euro-Dollar Loan, or~~
~~(iii) the Required Lenders advise the Administrative Agent that the London Interbank Offered Rate as determined by the Administrative Agent will not adequately and fairly reflect the cost to such Lenders of funding their Euro-Dollar Loans for such Interest Period,~~
~~then, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist (which notice the Administrative Agent shall deliver immediately upon its becoming aware thereof), (i) any Notice of Borrowing requesting a Euro-Dollar Loan shall be made as a Base Rate Loan and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Administrative Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.~~
(c)~~(b) Effect of~~ Benchmark ~~Transition Event~~Replacement Setting.
(i)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event ~~or an Early Opt-in Election, as applicable~~, the Administrative Agent and the Borrower may amend this Agreement to replace the ~~London Interbank Offered Rate~~then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 P.M. on the fifth ~~(5th)~~ Domestic Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. ~~Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment.~~ No replacement of ~~the London Interbank Offered Rate~~a Benchmark with a Benchmark Replacement pursuant to this ~~Section 8.1(b)~~ Section 8.1(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.
(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent ~~in consultation with the Borrower~~ will have the right to make ~~Benchmark Replacement~~ Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such ~~Benchmark Replacement~~ Conforming Changes will become effective

15966481v6 24740.00073

without any further action or consent of any other party to this Agreement or any other Loan Document.
(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (~~i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii~~A) the implementation of any Benchmark Replacement~~,~~ and (~~iii~~B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes ~~and (iv) the commencement or conclusion of any Benchmark Unavailability Period~~in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 8.1(c)(v). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this ~~Section 8.1(b)~~Section 8.1(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this ~~Section 8.1(b)~~Section 8.1(c).
(iv)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(v)~~(iv)~~ Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (~~i~~A) the Borrower may revoke any pending request for a ~~Euro-Dollar Loan~~borrowing of, conversion to or continuation of ~~Euro-Dollar~~SOFR Loans or SOFR Market Index Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a ~~Borrowing~~borrowing of or conversion to Base Rate Loans~~, (ii) the obligation of the Lenders to make or maintain Euro-Dollar Loans shall be suspended, (iii) the Euro-Dollar Rate component shall no longer be utilized in determining the Base Rate and (iv) any request by the Borrower to borrow Swingline Loans at the Euro-Dollar Market Index Rate shall be ineffective.~~ and (B) any outstanding affected SOFR Loans and/or SOFR Market Index Rate Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period (or immediately, in the case of SOFR Market

15966481v6 24740.00073

Index Rate Loans). During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.
Section 8.2Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its ~~Euro-Dollar~~Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Lender (or its ~~Euro-Dollar~~Applicable Lending Office) to make, maintain or fund its ~~Euro-Dollar~~SOFR Loans and such Lender shall so notify the Administrative Agent, the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower, whereupon until such Lender notifies the Borrower and the Administrative Agent that the circumstances giving rise to such suspension no longer exist (which notice such Lender shall give immediately upon its becoming aware thereof), the obligation of such Lender to make ~~Euro-Dollar~~SOFR Loans, or to convert outstanding Loans into ~~Euro-Dollar~~SOFR Loans, shall be suspended. Before giving any notice to the Administrative Agent pursuant to this Section, such Lender shall designate a different ~~Euro-Dollar~~Applicable Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. If such notice is given, each ~~Euro-Dollar~~SOFR Loan of such Lender then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such ~~Euro-Dollar~~SOFR Loan if such Lender may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain and fund such Loan to such day.
Section 8.3Increased Cost and Reduced Return.
(a)If any Change in Law shall impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan, insurance assessment or similar requirement ~~(including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Euro-Dollar Loan, any such requirement with respect to which such Lender is entitled to compensation during the relevant Interest Period under Section 2.7)~~ against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose on any Lender (or its Applicable Lending Office) ~~or the London interbank market~~ any other condition, cost or expense affecting this Agreement or Loans made by such Lender (except, in each case, for any Tax, which shall be addressed solely in ~~Section 8.4~~Section 8.4), and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement with respect thereto, by an amount deemed by such Lender to be material, then, within 60 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost incurred or reduction suffered.
(b)If any Lender shall have determined that any Change in Law affecting such Lender (or its Applicable Lending Office) or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on

15966481v6 24740.00073

capital of such Lender (or on the capital of such Lender’s holding company) as a consequence of such Lender’s obligations hereunder to a level below that which such Lender (or such Lender’s holding company) could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 60 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender (or such Lender’s holding company) for such reduction.
(c)Each Lender will promptly notify the Borrower and the Administrative Agent of any event, past or prospective, of which it has knowledge that will entitle such Lender to compensation pursuant to this Section 8.3, or which such Lender believes is reasonably likely to entitle such Lender to compensation pursuant to this Section 8.3, and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section 8.3 (for itself or for a Participant) and setting forth the additional amount or amounts to be paid to it hereunder and indicating in reasonable detail the computation thereof shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.
(d)The Borrower shall not be liable pursuant to this Section 8.3 to any Lender to compensate it for any cost or reduction incurred or suffered more than 45 days before receipt by the Borrower of a notice from such Lender referring to the event that gave rise to such cost or reduction.
(e)This Section 8.3 shall not require the Borrower to reimburse any Lender for any Taxes that are otherwise covered by the payment of additional amounts or the indemnity set forth in Sections 8.4(b) or (d), respectively or for any Excluded Taxes.
Section 8.4Taxes. (a) For the purposes of this Section 8.4 the following terms have the following meanings:
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), and franchise, branch profits or similar taxes in each case (A) imposed, by a jurisdiction under the laws of which such Recipient is organized or located or in which its principal executive office is located or, in the case of each Lender, in which its Applicable Lending Office is located, or (B) that are Other Connection Taxes (ii) in the case of each Lender, any withholding tax imposed on such payments pursuant to a law in effect on the date on which such Lender first becomes a party to this Agreement or designates a new Applicable Lending Office (except in each case to the extent that amounts with respect to Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Applicable Lending Office), (iii) Taxes attributable to such Recipient’s failure to comply with Section 8.4(f), and (iv) Taxes imposed pursuant to FATCA.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered,

15966481v6 24740.00073

become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any transaction pursuant to or enforced any Loan document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any present or future stamp, court or documentary intangible, recording, filing or similar Taxes that arise from any payment made under, or from the execution, delivery, performance, enforcement or registration of, this Agreement or any Note, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 8.6).
“Recipient” means the Administrative Agent or any Lender, as applicable.
“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
(f)Except as required by applicable law, any and all payments by or on behalf of the Borrower to or for the account of any Lender or the Administrative Agent hereunder or under any Note shall be made without withholding or deduction for any Taxes; provided that, if any Withholding Agent determines, in its sole discretion exercised in good faith, that it is required by law to deduct or withhold any Indemnified Taxes from any such payments, (i) the sum payable by the Borrower shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) such Withholding Agent shall make such deductions or withholding, (iii) such Withholding Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law and (iv) the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(h)The Borrower agrees to indemnify each Lender and the Administrative Agent for the full amount of Indemnified Taxes (including, without limitation, any Indemnified Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) that are payable or paid by such Lender or the Administrative Agent (as the case may be) and any reasonable and invoiced out-of-pocket expenses arising therefrom or with respect thereto, provided, however, that the Borrower shall not be required to indemnify any Lender or the Administrative Agent under this Section 8.4 for any liability arising as a result of such Lender’s or the Administrative Agent’s willful misconduct or gross negligence (including failure to timely withhold and report) as determined in a final, non-appealable judgment of a court of competent jurisdiction. This indemnification shall be paid within 30 days after such Lender or the Administrative Agent (as the case may be) makes written demand therefor (which demand shall identify the nature and the amount of Indemnified Taxes and Other Taxes for which indemnification is being sought).
(i)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Indemnified Taxes attributable to such Lender’s failure to comply with the provisions of Section

15966481v6 24740.00073

9.6(b) relating to the maintenance of a Participant Register and (iii) any “Excluded Taxes” that are attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
(j)Each Lender that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. Federal withholding Tax. Each Lender that is not a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code (a “Non-U.S. Lender”) on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long as such Non-U.S. Lender remains lawfully able to do so), shall provide the Borrower and the Administrative Agent with (i) two copies of a properly completed Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable), Form W-8ECI or Form W-8IMY (or successor forms) (together with any applicable underlying Internal Revenue Service forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding Tax under Sections 871(h) or 881(c) of the Internal Revenue Code with respect to payments of “portfolio interest”, the applicable Internal Revenue Service Form W-8, or any successor form prescribed by the Internal Revenue Service, and a statement substantially in the relevant form of Exhibit D, each properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding Tax on payments under this Agreement or any Note, or (iii) any other form prescribed by applicable requirements of U.S. Federal income Tax law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Each Lender further agrees (but only so long as such Lender is lawfully able to do so) to deliver to the Borrower and the Administrative Agent duly completed copies of the above-mentioned Internal Revenue Service forms on or before the earlier of (i) the date that is 30 days before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding of U.S. Federal income Tax and (ii) 30 days after the occurrence of any event which would require a change in the most recent form previously delivered to the Borrower and the Administrative Agent.
(k)Notwithstanding anything to the contrary in this Agreement, for any period with respect to which a Lender has failed to provide the Borrower or the Administrative Agent with the appropriate form or certificate pursuant to Section 8.4(f), or with respect to which any representation or certification on any such form or certificate is, or proves to be, materially incorrect, false or misleading when so made such Lender shall not be entitled to receive additional amounts or indemnification under Sections 8.4(b) or (d), respectively, with respect to Indemnified Taxes, to the extent that such Indemnified Taxes would not have been imposed but for such Lender’s failure to provide such form or certificate or such Lender’s materially incorrect, false or misleading representation or certification, and such Lender shall indemnify and reimburse the Borrower for any Indemnified Taxes that were required to be withheld but

15966481v6 24740.00073

which were not withheld as a result of such Lender’s materially incorrect, false or misleading representations or certifications; provided that if a Lender that is otherwise exempt from or subject to a reduced rate of withholding Tax, becomes subject to Indemnified Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps (at such Lender’s sole cost and expense) as such Lender shall reasonably request to assist such Lender to recover such Indemnified Taxes.
(l)If a payment made to a Lender hereunder or under any Note would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(m)If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section, then, (i) such Lender will (at the request of the Borrower) use reasonable efforts to change the jurisdiction of its Applicable Lending Office if, in the judgment of such Lender, such change (x) will eliminate or reduce any such additional payment which may thereafter accrue and (y) is not otherwise disadvantageous to such Lender or (ii) if such Lender does not change the jurisdiction of its Applicable Lending Office, the Borrower shall have the right to designate a substitute lender or lenders pursuant to Section 8.6 hereof.
(n)Upon the reasonable request of the Borrower, and at the Borrower’s expense, each Lender shall use reasonable efforts to cooperate with the Borrower with a view to obtain a refund of any Taxes for which the Borrower has indemnified such Lender under this Section 8.4 if obtaining such refund would not, in the sole judgment of such Lender, exercised in good faith, be disadvantageous to such Lender. If a Lender shall receive a refund from a taxing authority of any Taxes paid by the Borrower pursuant to subsections (b), (c) or (d) above, such Lender shall promptly pay to the Borrower the amount so received without interest (other than interest received from the taxing authority with respect to such refund) and net of out-of-pocket expenses incurred in obtaining such refund; provided that such Lender shall only be required to pay to the Borrower such amounts as such Lender in its sole discretion, exercised in good faith, determines are attributable to Taxes paid by the Borrower. In the event such Lender or the Administrative Agent is required to repay the amount of such refund (including interest, if any), the Borrower, upon the request of such Lender or the Administrative Agent (as the case may be), agrees to promptly return to such Lender or the Administrative Agent the amount of such refund and interest, if any (plus penalties, interest and other charges imposed in connection with the repayment of such amounts by such Lender or the Administrative Agent).
(o)Notwithstanding the foregoing, nothing in this Section 8.4 shall be construed to (i) entitle the Borrower or any other Persons (A) to any information determined by any Lender or the Administrative Agent, in its sole discretion, exercised in good faith, to be confidential or proprietary information of such Lender or the Administrative Agent unrelated to matters specifically related to this Section 8.4, (B) to any tax or financial information of any Lender or the Administrative Agent unrelated to matters specifically related to this Section 8.4 or (C) to inspect or review any books and records of any Lender or the Administrative Agent unrelated to matters specifically related to this Section 8.4, or (ii) interfere with the rights of any Lender or the Administrative Agent to conduct its fiscal or tax affairs in such manner as it deems fit.

15966481v6 24740.00073

Section 8.5Base Rate Loans Substituted for ~~Affected Euro-Dollar~~SOFR Loans. If (i) the obligation of any Lender to make, or convert outstanding Loans to, ~~Euro-Dollar~~SOFR Loans has been suspended pursuant to Section 8.2 or (ii) any Lender has demanded compensation under Sections 8.3(a) or 8.4, or the Borrower is required to make any additional payments under Section 8.4 in respect of any payments to any Lender, in either case with respect to its ~~Euro-Dollar~~SOFR Loans, and the Borrower shall, by at least five ~~Euro-Dollar~~U.S. Government Securities Business Days’ prior notice to such Lender through the Administrative Agent, have elected that the provisions of this Section shall apply to such Lender, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:
(a)all Loans which would otherwise be made by such Lender as (or continued as or converted into) ~~Euro-Dollar~~SOFR Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related ~~Euro-Dollar~~SOFR Loans of the other Lenders), and
(b)after each of its ~~Euro-Dollar~~SOFR Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such ~~Euro-Dollar~~SOFR Loans shall be applied to repay its Base Rate Loans instead.
If such Lender notifies the Borrower that the circumstances giving rise to such notice no longer apply, the principal amount of each such Base Rate Loan shall be converted into a ~~Euro-Dollar~~SOFR Loan on the first day of the next succeeding Interest Period applicable to the related ~~Euro-Dollar~~SOFR Loans of the other Lenders.
Section 8.6Substitution of Lenders. If (a) any Lender has demanded compensation under Sections 8.3 or 8.4, (b) the Borrower is required to make any additional payments under Section 8.4 in respect of any payment to any Lender, (c) any Lender becomes a Defaulting Lender or (d) any Lender does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), the Borrower shall have the right to designate a substitute lender or lenders reasonably acceptable to the Administrative Agent (which may be one or more of the Lenders) to purchase the Loans and assume the Commitments of such Lender, and each Lender agrees in such event that, if the Borrower so designates a substitute or substitutes, it will sell its Loans and assign its rights under this Agreement to such substitute or substitutes as soon as reasonably possible (and in any event within 30 days) after such designation, on substantially the terms set forth in Exhibit B, for a payment equal to the principal amount of its Loans plus all interest on such Loans and all facility fees accrued but unpaid up to but excluding the date of such payment plus any loss or expense incurred by such Lender (other than a Defaulting Lender) (or by an existing Participant in the related Loan of such Lender (other than a Defaulting Lender)), in connection with such payment, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties as contemplated under Section 2.14, but excluding loss of margin for the period after any such payment, as reasonably determined by it; provided that in connection with any substitution pursuant to clause (d) above, (i) such substitution does not conflict with any applicable law, rule or regulation and (ii) no Event of Default pursuant to Section 6.1(a), Section 6.1(g) or Section 6.1(h) shall have occurred and be continuing at the time of such substitution; provided further that, in connection with any substitution pursuant to this Section, the substitute or substitutes shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of substitution.

15966481v6 24740.00073

Section 8.7Defaulting Lenders. (a) Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(i)fees shall cease to accrue on the Commitment of such Defaulting Lender pursuant to Section 2.8;
(ii)any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 6 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.4(b) shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Swingline Lender hereunder; third, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fifth, to the payment of any amounts owing to any Lenders or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by such Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 3.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans and funded and unfunded participations in Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto;
(iii)all or any part of such Defaulting Lender’s participation in Swingline Loans shall be reallocated among the non-Defaulting Lenders pro rata in accordance with their respective Commitments (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment. If the reallocation described in this clause (iii) cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure. Subject to Section 9.15, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation; and

15966481v6 24740.00073

(iv)the Commitment (or, if applicable, the Loans) of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.5); provided, that this clause (iv) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of all Lenders or each Lender affected thereby.
(c)If the Borrower and the Administrative Agent agree in writing that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with the Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no cancellation or termination of such Lender’s status as a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
(d)So long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan.
Article 9

MISCELLANEOUS
Section 9.1Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission, electronic mail or similar writing) and shall be given to such party:
(a)in the case of the Borrower, to Norfolk Southern Corporation, 1200 Peachtree Street, NE, Suite 12141, Atlanta, GA 30309, Attention of: Clyde H. Allison, Jr., Vice President and Treasurer (Facsimile No.: (404) 529-1086) (Email: jake.allison@nscorp.com);
(b)in the case of the Administrative Agent, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd. 1B1, Charlotte, NC 28262, Attention of: Syndication Agency Services (~~Facsimile No.: (704) 715-0092) (~~Email: Agencyservices.requests@wellsfargo.com, with a copy to ~~Dylan.Wright~~kurtis.mathieu@wellsfargo.com; ~~kevin.valenta~~mylissa.merten@wellsfargo.com; ben.wright@wellsfargo.com; Peter.R.Martinets@wellsfargo.com);
(c)in the case of the Swingline Lender, to Wells Fargo Bank, National Association, MAC D1109-019, 1525 West W.T. Harris Blvd. 1B1, Charlotte, NC 28262, Attention of: Syndication Agency Services (~~Facsimile No.: (704) 715-0092) (~~Email: Agencyservices.requests@wellsfargo.com, with a copy to ~~Dylan.Wright~~kurtis.mathieu@wellsfargo.com; ~~kevin.valenta~~mylissa.merten@wellsfargo.com; ben.wright@wellsfargo.com; Peter.R.Martinets@wellsfargo.com);
(d)in the case of any Lender, at its address set forth in its Administrative Questionnaire; or

15966481v6 24740.00073

(e)in the case of any party, such other address as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower.
Each such notice, request or other communication shall be effective (i) if given by mail, 72 hours after such communication is deposited in the mail with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article 2 or Article 8 shall not be effective until received.
Notices and other communications to the Lenders hereunder may be delivered or furnished via the Platform or other electronic communications (in .pdf form) pursuant to procedures approved by the Administrative Agent (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the applicable Lender); provided that the foregoing shall not apply to notices pursuant to Article 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications (in .pdf form) pursuant to procedures approved by it prior to such communication (upon any such procedures’ approval, the Administrative Agent shall provide notice thereof to the Lenders); provided that approval of such procedures may be limited to particular notices or communications.
(f)THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES NOR ANY OF THE RESPECTIVE DIRECTORS, OFFICERS, AGENTS OR EMPLOYEES OF THE FOREGOING WARRANTS THE ADEQUACY OF THE PLATFORM, AND SUCH PARTIES EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSION FROM THE COMMUNICATIONS (AS DEFINED BELOW). NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY SUCH PARTY IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. In no event shall the Administrative Agent or any of Related Parties have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.
Section 9.2No Waivers. Except as otherwise set forth in this Agreement, no failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents shall be cumulative to, and not exclusive of, any rights or remedies provided by law.
Section 9.3Expenses; Indemnification. (a) The Borrower shall pay within 10 Domestic Business Days of the demand therefor (i) all reasonably incurred and invoiced out-of-pocket expenses of the Administrative Agent and the Arrangers, including, without limitation, charges related to the Platform and out-of-pocket fees and disbursements of a single counsel for the Administrative Agent and the Arrangers taken as a whole, in connection with the preparation

15966481v6 24740.00073

and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable and invoiced out-of-pocket expenses incurred by the Administrative Agent and each Lender, which, in the case of counsel shall be limited to the reasonable and invoiced out-of-pocket fees and disbursements of a single counsel to the Administrative Agent and the Lenders, taken as a whole, (and, if necessary, (A) one special counsel (without duplication) acting in applicable multiple jurisdictions and (B) a single local counsel in each relevant jurisdiction for the Administrative Agent and the Lenders and, to the extent that an actual or reasonably perceived conflict of interest exists, counsel to each affected group of Indemnitees subject to such conflict), in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.
(g)The Borrower agrees to indemnify each Agent and each Lender, and each Related Party of any of the foregoing (each an “Indemnitee”) and hold each Indemnitee harmless from and against any and all liabilities, losses, actions, judgments, suits, damages, and out-of-pocket costs and expenses of any kind, including, without limitation the reasonable and invoiced fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto and regardless of whether such claim, litigation, investigation or proceeding is brought by the Borrower or any other Person) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder (all the foregoing, collectively, the “indemnified liabilities”) and to reimburse each Indemnitee within 10 Domestic Business Days of the demand for any reasonable and invoiced out-of-pocket legal and other expenses incurred in connection with investigating or defending any of the foregoing; provided that no Indemnitee shall have the right to be indemnified hereunder for indemnified liabilities (i) found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from such Indemnitee’s or any Related Indemnified Person’s gross negligence or willful misconduct, (ii) that arise from a material breach of the obligations of such Indemnitee or any Related Indemnified Person under this Agreement as determined by a final, non-appealable judgment of a court of competent jurisdiction or (iii) that result from any dispute solely among Indemnitees that do not involve a material act or omission of the Borrower or any of its Subsidiaries, other than claims against the Administrative Agent or any Arranger in fulfilling its role as Administrative Agent or Arranger, provided further, that in the case of fees and disbursements of counsel, reimbursement by the Borrower shall be limited to the reasonable and invoiced out-of-pocket fees and disbursements of a single counsel to the Indemnitees, taken as a whole (and, if necessary, (A) one special counsel (without duplication) acting in applicable multiple jurisdictions and (B) a single local counsel in each relevant jurisdiction for the Indemnitees and, to the extent that an actual or reasonably perceived conflict of interest exists, counsel for each affected group of Indemnitees subject to such conflict). For purposes hereof, a “Related Indemnified Person” of an Indemnitee means (1) any Affiliate of such Indemnitee, (2) the respective partners, directors, officers, or employees, agents, trustees, administrators, managers, advisors and representatives of such Indemnitee or any of its Affiliates and (3) the respective agents of such Indemnitee or any of its Affiliates, in the case of this clause (3), acting at the instructions of such Indemnitee; provided that each reference to an Affiliate in this sentence pertains to an Affiliate involved in the negotiation, syndication or administration of this Agreement.
(h)To the fullest extent permitted by applicable law, the Borrower shall not assert and the Borrower hereby waives, any claim against the Administrative Agent (or any sub-agent thereof), the Arrangers, each Lender, or any Related Party of any of the foregoing persons (each such person being called an “Released Person”), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds

15966481v6 24740.00073

thereof. No Released Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems (including IntraLinks, SyndTrak or similar systems) in connection with this Agreement or the transactions contemplated hereby, except as a result of such Released Person’s gross negligence, willful misconduct or breach in bad faith of its obligations hereunder, in each case, as determined by a court of competent jurisdiction by final and nonappealable judgment.
(i)To the fullest extent permitted by applicable law, each of the Administrative Agent (or any sub-agent thereof), the Arrangers, and Lenders, hereby waives any claim against the Borrower or any Related Party of the Borrower, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Advance or the use of the proceeds thereof; provided that nothing contained in this Section 9.3(d) shall limit Borrower’s indemnification obligations for indemnified liabilities in respect of special, indirect, consequential or punitive damages demanded, asserted or claimed against any Indemnitee and for which an Indemnitee is entitled to indemnification hereunder.
Section 9.4Sharing of Payments by Lenders; Right of Set-Off.
(a)Each Lender agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan payable to it that is greater than the proportion received by any other Lender in respect of the aggregate amount of principal and interest due with respect to any Loan payable to such other Lender, the Lender receiving such proportionately greater payment shall purchase such participations in the Loans payable to the other Lenders, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans shall be shared by the Lenders pro rata; provided that nothing in this Section 9.4 shall impair the right of any Lender to exercise any right of set-off or counterclaim it may have against the Borrower and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Loan Documents.
(b)Upon the occurrence of an Event of Default and the commencement of remedies described in Section 6.1, each Lender and each of its Lender Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Lender Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured; provided that if any Defaulting Lender shall exercise any such right of set off, (i) all amounts set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application. The rights of each Lender under this Section 9.4 are in addition to other rights and remedies (including other rights of set-off) which such Lender may have.

15966481v6 24740.00073

Section 9.5Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Lenders (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, (a) unless signed by each Lender directly affected thereby, (i) extend or increase any Commitment of such Lender or subject such Lender to any additional obligation, (ii) reduce the principal of, or rate of interest on, any Loan or any fees hereunder due to such Lender or (iii) postpone the date fixed for any payment of principal of, or interest on, any Loan or any fees hereunder due to such Lender or (b) unless signed by all the Lenders, (i) change any provision of this Section or the definition of “Required Lenders” or change the percentage of the Lenders which shall be required for the Lenders to take any action under this Section or any other provision of the Loan Documents or (ii) change Section 9.4(a) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; provided, further, that no such amendment, waiver or consent shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of (A) the Administrative Agent, unless in writing executed by the Administrative Agent, and (B) the Swingline Lender, unless in writing executed by such Swingline Lender, in each case in addition to the Borrower and the Lenders required above.
Notwithstanding anything herein to the contrary, in connection with an amendment of this Agreement that requires the consent of all the Lenders affected thereby pursuant to the immediately preceding sentence (any such amendment, including any amendment and restatement of this Agreement in its entirety, an “Amendment”) with respect to which the Required Lenders have granted their consent but one or more other Lenders have not consented (each such non-consenting Lender, a “Non-Consenting Lender”), this Agreement may be amended in its entirety by an agreement in writing entered into by the Borrower, all the Lenders (other than any Non-Consenting Lenders) and the Administrative Agent; provided that (A) the Commitment of each Non-Consenting Lender shall terminate upon the effectiveness of such Amendment by the terms thereof and (B) at the time of such effectiveness, each Non-Consenting Lender shall receive, subject to Section 8.6 and Section 8.7, payment in full of the principal of, and interest accrued on, each Loan made by it and all fees owing to it or accrued for its account under this Agreement, including any amounts due pursuant to Section 2.14.
Notwithstanding anything herein to the contrary, the Administrative Agent may amend or modify this Agreement without the consent of any Lender or the Required Lenders (but with the consent of the Borrower) to correct an obvious error or any error or omission of a technical nature.
Section 9.6Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement (and any attempted assignment or transfer shall be null and void) except as contemplated by Section 5.9 or with the prior written consent of all Lenders.
(b)Any Lender other than any Conduit Lender may at any time grant to one or more banks or other entities (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each a “Participant”) participating interests in any or all of its Commitments or Loans. In the event of any such grant by a Lender of a participating interest to a Participant, whether or not upon notice to the Borrower and the Administrative Agent, such Lender shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Administrative Agent shall continue to deal

15966481v6 24740.00073

solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any Lender may grant such a participating interest shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement described in clauses (a)(i), (ii) or (iii) of Section 9.5 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Section 2.7 and, subject to the provisions of this Section 9.6, Article 8 with respect to its participating interest to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.6(c). Each Lender that sells a participation, acting solely for such purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amount (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower and the Administrative Agent shall treat each Person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(c)Any Lender other than any Conduit Lender may at any time assign to any Lender or Lender Affiliate or any bank or other entity (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each an “Assignee”) all or a portion of its rights and obligations under this Agreement, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit B hereto executed by such Assignee and such transferor Lender; provided that after giving effect to such assignment to an Assignee (other than any Lender or any Lender Affiliate), (x) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the assignor Lender (together with its Lender Affiliates) shall be either zero or $10,000,000 or more, unless otherwise agreed by the Borrower and the Administrative Agent and (y) the Commitment (or, if the Commitments shall have terminated, the aggregate principal amount of the Loans) of the Assignee (together with its Affiliates) shall be $10,000,000 or more, unless otherwise agreed by the Borrower and the Administrative Agent. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Each such assignment shall be made with (and subject to) the subscribed consent of the Borrower, the Administrative Agent and the Swingline Lender (which shall not, in any case, be unreasonably withheld, delayed or conditioned); provided that if an Assignee is a Lender Affiliate or is a Lender immediately prior to such assignment, no such consent shall be required, or if at the time an Event of Default under Section 6.1(a), Section 6.1(g) or Section 6.1(h) shall have occurred and be continuing, no such consent of the Borrower shall be required; provided further that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within 10 Domestic Business Days after having received notice thereof. Upon execution and delivery of such instrument, recording of such instrument as provided in Section 2.16(a), obtainment of the foregoing required consents (if any) and payment by such Assignee to such transferor Lender of

15966481v6 24740.00073

an amount equal to the purchase price agreed between such transferor Lender and such Assignee, such Assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender with a Commitment (or, if the Commitments shall have terminated, Loans in an aggregate principal amount) as set forth in such instrument of assumption, and the transferor Lender shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. In connection with any such assignment, the transferor Lender shall pay to the Administrative Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of any United States Federal income Taxes in accordance with Section 8.4. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.6(c).
(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement, including any pledge or assignment to secure obligations to a Federal Reserve Bank. No such assignment shall release the transferor Lender from its obligations hereunder.
(e)No Participant shall be entitled to receive any greater payment under Sections 8.3 or 8.4, (and the Borrower shall not incur any greater liability for Taxes pursuant to Section 8.4), with respect to any Participation than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Participant agrees to be subject to the provisions of Section 8.2 as if it were an Assignee. No Participant shall be entitled to the benefits of Section 8.4 unless such Participant complies with Section 8.4(f) as if it were a Lender (it being understood that the documentation required under Section 8.4(f) shall be delivered to the Participating Lender).
(f)Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
Section 9.7Governing Law; Submission to Jurisdiction, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including General Obligations Laws 5-1401 and 5-1402. Each of the parties hereto hereby submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York County for purposes of all legal proceedings arising out of, or relating to, this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH OF THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING

15966481v6 24740.00073

OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. ~~To the fullest extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided that the foregoing shall not limit the indemnification provisions set forth in Section 9.3.~~
Section 9.8Counterparts; Integration; Effectiveness.
(a)This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument. The Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.
(b)This Agreement shall become effective on the date that the Administrative Agent shall have received counterparts hereof signed by each of the parties hereto. Delivery of an executed signature page of this Agreement by electronic communication (in .pdf form) or facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The effectiveness of this Agreement and any such signatures shall, subject to applicable law, have the same force and effect as the manually executed originals and shall be binding on each of the parties hereto.
(c)The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in ~~any Assignment and Assumption Agreement~~or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic ~~signatures~~ platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any ~~Applicable Law~~applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (A) agrees that, for all purposes, including without limitation, in connection with any

15966481v6 24740.00073

workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Credit Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (B) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.
Section 9.9Confidentiality. The Administrative Agent and each Lender agrees to keep any information delivered or made available by the Borrower pursuant to the Loan Documents confidential from anyone other than Persons employed or retained by such Lender and its Lender Affiliates who are engaged in evaluating, approving, structuring or administering the credit facility contemplated hereby and are informed of the confidential nature of such information and instructed to keep such information confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing such information (a) to any other Lender or to the Administrative Agent, (b) to any Related Party involved in the negotiation, syndication or administration of this Agreement, including accountants, legal counsel and other advisors, of the Administrative Agent or such Lender (it being understood that Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) upon the order of any court or administrative agency (in which case the Administrative Agent or such Lender agrees, as applicable, to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof prior to disclosure), (d) to the extent required or requested by, or required to be disclosed to, any regulatory or similar authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), in which case the Administrative Agent or such Lender agrees, as applicable, to use its commercially reasonable efforts to the extent practicable and not prohibited by applicable law, to inform the Borrower promptly thereof, (e) on a confidential basis to any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility contemplated hereby, (f) relating to deal terms customarily reported to Thomson Reuters, other bank market data collectors and similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of the Loan Documents, subject to prior notice and any disclosure restrictions reasonably requested by the Borrower, (g) which had been publicly disclosed other than as a result of a disclosure by the Administrative Agent or any Lender or any of their respective Related Parties prohibited by this Agreement, (h) for purposes of establishing a “due diligence” defense, (i) to the extent necessary in connection with the exercise of any remedy hereunder, (j) subject to the provisions of this Section 9.9 or provisions substantially similar to those contained in this Section 9.9, to any actual or proposed Participant or Assignee, any direct or indirect contractual counterparties (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, so long as each such Person is informed of the confidential nature of such information and instructed to keep such information confidential and (k) with the consent of the Borrower.
Section 9.10Termination. This Agreement shall terminate upon the termination of all Commitments and repayment in full of the aggregate outstanding principal amount of the Loans, accrued interest thereon, and all fees and expenses and other amounts due and payable at such time; provided that the provisions of Sections 7.6, 8.3, 8.4 and 9.3 shall survive such termination.
Section 9.11Collateral. Each of the Lenders represents to the Administrative Agent and each of the other Lenders that it, in good faith, is not relying upon any “margin stock” (as defined in the Margin Regulations) as collateral in the extension or maintenance of the credit provided for in this Agreement.

15966481v6 24740.00073

Section 9.12Representations of Lenders.
(a)Each of the Lenders represents and warrants to the Borrower that it is a corporation or association duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, as the case may be.
(b)Each of the Lenders represents and warrants to the Borrower that this Agreement constitutes a valid and binding agreement of it enforceable against it in accordance with the terms hereof subject to (i) applicable receivership, insolvency, reorganization, moratorium and other laws affecting the rights of creditors of banks or other institutions generally from time to time in effect and (ii) equitable principles of general applicability.
Section 9.13USA PATRIOT Act. Each Lender that is subject to Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), hereby notifies the Borrower that, pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name, address and tax identification number of the Borrower and other information regarding the Borrower reasonably necessary to allow such Lender to identify the Borrower in accordance with the Act.
Section 9.14No Fiduciary Duty. Each Agent, each Arranger, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lender Parties”), may have economic interests that conflict with those of the Borrower, its stockholders or its Affiliates. The Borrower agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender Party, on the one hand, and the Borrower, its stockholders or its Affiliates, on the other. The Borrower acknowledges and agrees that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lender Parties, on the one hand, and the Borrower, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender Party has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender Party has advised, is currently advising or will advise the Borrower, its stockholders or its Affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender Party is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender Party has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 9.15Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

15966481v6 24740.00073

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 9.16Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 9.17Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.
Section 9.18Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that

15966481v6 24740.00073

rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 9.18, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
[Signature pages intentionally omitted]

15966481v6 24740.00073

Schedule 1
COMMITMENT SCHEDULE

LENDERS	COMMITMENTS
Wells Fargo Bank, N.A.	$105,000,000.00
Citibank, N.A.	$105,000,000.00
Bank of America, N.A.	$105,000,000.00
Goldman Sachs Bank USA	$71,666,666.67
Morgan Stanley Bank, N.A.	$71,666,666.67
U.S. Bank National Association	$71,666,666.66
Capital One, National Association	$45,000,000.00
Fifth Third Bank, National Association	$45,000,000.00
MUFG Bank, Ltd.	$45,000,000.00
The Northern Trust Company	$45,000,000.00
PNC Bank, National Association	$45,000,000.00
Sumitomo Mitsui Banking Corporation	$45,000,000.00
TOTAL	$800,000,000.00

15966481v6 24740.00073

Schedule 2
PRICING GRID

Status	Level I	Level II	Level III	Level IV	Level V	Level VI
Facility Fee	0.070%	0.090%	0.10%	0.125%	0.15%	0.225%
Applicable Margin for ~~Euro-Dollar~~SOFR Loans	0.805%	0.91%	1.025%	1.125%	1.225%	1.40%
Applicable Margin for Base Rate Loans	0%	0%	0.025%	0.125%	0.225%	0.40%

For purposes of this Grid, the following terms have the following meanings, subject to the final paragraph of this Grid:
“Level I Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated A/A2 or higher.
“Level II Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated A-/A3.
“Level III Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB+/Baa1.
“Level IV Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB/Baa2.
“Level V Status” exists at any date if, at such date, the Borrower’s senior unsecured long-term debt is rated BBB-/Baa3.
“Level VI Status” exists at any date if, at such date, no other Status exists.
“Moody’s” means Moody’s Investors Service, Inc.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global Inc.
“Status” refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status exists at any date.
The credit ratings to be utilized for purposes of this Grid are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement, and any rating assigned to any other debt security of the Borrower shall be disregarded. In the event of split ratings from Moody’s and S&P, (i) if the ratings are one full rating category apart, Status shall be determined by the higher of the two ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower of such two ratings) and (ii) if the ratings are more than one full rating category apart, Status shall be determined based on the rating at the midpoint between the two ratings; provided that if there is no rating at the midpoint between the two ratings, the higher of the two intermediate ratings (unless the lower of such two ratings is BB+(Ba1) or lower, in which case Status shall be determined by the lower

15966481v6 24740.00073

        2
of such two ratings) shall apply (e.g., BBB+/Baa2 results in Level III Status, BBB+/Baa3 and BBB/Baa3 both result in Level IV Status and BBB+/Ba1 results in Level V Status)

15966481v6 24740.00073

Summary report: Litera Compare for Word 11.2.0.54 Document comparison done on 5/3/2023 5:25:47 PM
Style name: Default Style
Intelligent Table Comparison: Active
Original DMS: iw://worksite.rbh.local/WSACTIVE/15966481/1
Modified DMS: iw://worksite.rbh.local/WSACTIVE/15966481/6
Changes:
Add	504
~~Delete~~	390
~~Move From~~	40
Move To	40
Table Insert	0
~~Table Delete~~	0
Table moves to	0
~~Table moves from~~	0
Embedded Graphics (Visio, ChemDraw, Images etc.)	0
Embedded Excel	0
Format changes	0
Total Changes:	974